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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CTC Media, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2009

Dear CTC Media Stockholder:

        You are cordially invited to our Annual Meeting of Stockholders on Monday, April 20, 2009, beginning at 12:00 p.m., local time, at the offices of WilmerHale, Alder Castle, 10 Noble Street, London, EC2V 7QJ United Kingdom. The enclosed Notice of Annual Meeting of Stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our Board of Directors recommends that stockholders vote "FOR" these proposals.

        We look forward to seeing you there.

Very truly yours, Anton Kudryashov Chief Executive Officer

CTC MEDIA, INC.
15A, Pravda Street
Moscow, 125124 Russia

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 20, 2009

Dear Stockholder:

        The 2009 Annual Meeting of Stockholders of CTC Media, Inc., a Delaware corporation, will be held on Monday, April 20, 2009 at 12:00 p.m., local time, at the offices of WilmerHale, Alder Castle, 10 Noble Street, London, EC2V 7QJ United Kingdom. At the meeting, stockholders will consider and vote on the following matters:

  1.
  to elect four Class III Directors, each for a three-year term;

  2.
  to approve the 2009 Stock Incentive Plan and to reserve 7,800,000 shares of our common stock for issuance pursuant to the 2009 Stock Incentive Plan;

  3.
  to ratify the selection of Ernst & Young LLC as our independent registered public accounting firm for the year ending December 31, 2009; and

  4.
  to transact such other business as may properly come before the meeting or any adjournment thereof.

        The stockholders will also act on any other business as may properly come before the meeting. Our Board of Directors has fixed the close of business on March 16, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in "street name," meaning they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Our stock transfer books will remain open for the purchase and sale of our common stock.

        A copy of our annual report to stockholders for the year ended December 31, 2008 accompanies this notice and the enclosed proxy statement.

        If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a letter from the nominee confirming your beneficial ownership of such shares. In order to vote your shares at the Annual Meeting, you must obtain from the nominee a proxy issued in your name. You must also bring a form of personal identification.

By Order of the Board of Directors, Boris Podolsky Chief Financial Officer and Company Secretary

March 27, 2009

CTC MEDIA, INC.
15A, Pravda Street
Moscow, 125124 Russia

Proxy Statement for the Annual Meeting of Stockholders
To Be Held on April 20, 2009

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors of CTC Media, Inc. (the "Company" or "CTC Media"), a Delaware corporation, for use at the 2009 Annual Meeting of Stockholders to be held on Monday, April 20, 2009 at 12:00 p.m., local time, at the offices of WilmerHale, Alder Castle, 10 Noble Street, London, EC2V 7QJ United Kingdom, and at any adjournment or postponement thereof (the "Annual Meeting").

        Directions to the offices of WilmerHale, Alder Castle, 10 Noble Street, London, EC2V 7QJ United Kingdom are available by telephone at +44 (0)20 7645 2400 or at the WilmerHale website at http://www.wilmerhale.com/offices/offices/visitingus.aspx?officeid=8.

        All proxies will be voted in accordance with the stockholders' instructions. If no choice is specified in the proxy, the shares will be voted in favor of the matters set forth in the accompanying Notice of 2009 Annual Meeting of Stockholders. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company. Attendance at the Annual Meeting will not in itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

        The notice of annual meeting, this proxy statement and our annual report to stockholders (which includes our annual report on Form 10-K for the year ended December 31, 2008), are being mailed to stockholders on or about April 1, 2009.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on April 20, 2009

        This proxy statement and the annual report on Form 10-K for the year ended December 31, 2008 are available for viewing, printing and downloading at www.edocumentview.com/CTCM.

        Additionally, you can find our Form 10-K for the year ended December 31, 2008 through the Securities and Exchange Commission's electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our annual report to stockholders (which includes our annual report on Form 10-K for the year ended December 31, 2008), free of charge, from us by sending a written request to: Investor Relations, CTC Media, Inc., 15A, Pravda Street, Moscow, 125124 Russia or by e-mail to eostrova@ctcmedia.ru. Copies of any exhibits to our annual report on Form 10-K will be provided upon written request and payment of an appropriate processing fee.

 Voting Securities and Votes Required

        At the close of business on March 16, 2009, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding and entitled to vote 152,155,213 shares of common stock, $0.01 par value per share, of the Company. Each share entitles the record holder to one vote on each matter submitted at the Annual Meeting.

        Under our Amended and Restated By-Laws (the "By-Laws"), the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy (including "broker non-votes" and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

        The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on the matter is required to approve the 2009 Stock Incentive Plan and to reserve 7,800,000 shares of our common stock for issuance pursuant to the 2009 Stock Incentive Plan. The ratification of the selection of Ernst & Young LLC ("Ernst & Young") requires the approval of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on the matter.

        Shares held by stockholders who abstain from voting as to a particular matter, and "broker non-votes," which are shares held in "street name" by banks, brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter. If the shares you own are held in street name by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock as of February 24, 2009 by:

  •
  each person, entity or group of affiliated persons or entities known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock,

  •
  each of our directors,

  •
  each executive officer named in the Summary Compensation Table included in this proxy statement (our "named executive officers"), and

  •
  all of our directors and named executive officers as a group.

        The beneficial ownership set forth below includes any shares that the person has the right to acquire within 60 days after February 24, 2009 through the exercise or conversion of any stock option or other right. The address for each director and executive officer of the Company is: c/o CTC Media, Inc., 15A, Pravda Street, Moscow, 125124 Russia.

Name and Address of Beneficial Owner(1)	Number of Outstanding Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% stockholders
MTG Russia AB(2)	60,008,800	39.44%
Skeppsbron 18
Box 2096
SE-10313 Stockholm, Sweden
Alfa CTC Holdings Limited(3)	39,548,896	25.99%
Themistokli Dervi 5
Elenion Building, 2nd Floor
P.C. 1066
Nicosia, Cyprus
FMR Corp(4)	8,815,400	5.79%
82 Devonshire Street
Boston, MA 02109
Directors and Named Executive Officers
Hans-Holger Albrecht(2)	60,008,800	39.44%
Peter Aven(3)	39,548,896	25.99%
Tamjid Basunia	—	—
Charles Burdick	—	—
Irina Gofman(2)	60,008,800	39.44%
Kaj Gradevik(5)	—	—
Elena Grechina(6)	—	—
Werner Klatten	—	—
Alexander Rodnyansky(7)	8,701,495	5.41%
Oleg Sysuev(3)	39,548,896	25.99%
Anton Kudryashov	—	—
Boris Podolsky(8)	125,000	*
Viacheslav Sinadski(8)	87,500	*
Viacheslav Murugov(8)	37,500	*
Sergey Petrov(8)	36,884	*
Vladimir Khanumyan(9)	856,358	*
All current directors and named executive officers as a group (16 persons)(2)(3)	118,217,833	72.97%

*
Represents less than 1% of our outstanding common stock.

(1)
We believe that each stockholder has sole voting and investment power with respect to the shares listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the SEC, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of February 24, 2009 through the exercise of any stock option or other right. The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of common stock. Shares of common stock which an individual or entity has a right to acquire within the 60-day period following February 24, 2009 pursuant to the exercise of options or share appreciation rights are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

(2)
Consists of 60,008,800 shares held by MTG Russia AB, of which Mr. Albrecht and Ms. Gofman disclaim beneficial ownership, except to the extent of their pecuniary interest therein. Mr. Albrecht, Co-Chairman of our Board of Directors, is the president and CEO of Modern Times Group MTG AB, an affiliate of MTG Russia AB. Irina Gofman, a member of our Board of Directors, is the CEO of MTG—Russia and CIS and is employed by an affiliate of MTG Russia AB.

(3)
Consists of 39,548,896 shares held by Alfa CTC Holdings Limited. Peter Aven, Co-Chairman of our Board of Directors, and Oleg Sysuev, a member of our Board of Directors, are president and first deputy chairman, respectively, of Alfa Bank. ABH Holdings Corporation is the ultimate parent company of Alfa Bank and Alfa CTC Holdings Limited. Messrs. Aven and Sysuev disclaim beneficial ownership of the shares held by Alfa CTC Holdings Limited, except to the extent of their pecuniary interest therein.

(4)
Based solely on a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. ("FMR") and Edward C. Johnson 3d, Chairman of FMR, on February 14, 2007, which has not been amended to date (the "Fidelity 13G"), FMR and Edward C. Johnson 3d each report beneficial ownership of 8,815,400 shares of common stock of CTC Media. The Fidelity 13G also indicates that Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, is the beneficial owner of 1,902,056 shares of common stock of CTC Media as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The Fidelity 13G also indicates that Edward C. Johnson 3d and FMR, through its control of Fidelity, each has sole power to dispose of the 1,902,056 shares, and that members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, representing 49% of the voting power of FMR. The Fidelity 13G also indicates that Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 13,624 shares of common stock of CTC Media as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. The Fidelity 13G also indicates that Edward C. Johnson 3d and FMR through its control of PGALLC, each has sole dispositive power over 13,624 shares and sole power to vote or to direct the voting of 13,624 shares of common stock of CTC Media owned by the institutional accounts or funds advised by PGALLC as reported above. The Fidelity 13G also indicates that Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 68,200 shares of common stock of CTC Media as a result of its serving as investment manager of institutional accounts owning such shares. The Fidelity 13G also indicates that Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over 68,200 shares and sole power to vote or to direct the voting of 68,200 shares of common stock of CTC Media owned by the institutional accounts managed by PGATC as reported above. The Fidelity 13G also indicates that Fidelity International Limited ("FIL"), is the beneficial owner of 6,831,520 shares of the outstanding common stock of CTC Media, and that partnerships controlled predominantly by members of the family of Edward C. Johnson 3d and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. The Fidelity 13G indicates that FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals.

(5)
Mr. Gradevik, a member of our Board of Directors, is an employee of Modern Times Group MTG AB, an affiliate of MTG Russia AB.

(6)
Ms. Grechina, a member of our Board of Directors, is an employee of Alfa Bank.

(7)
Consists of 6,217,600 shares issuable upon exercise of share appreciation rights held by Mr. Rodnyansky should the Company elect to satisfy such exercise by the issuance of shares of common stock and options to purchase 2,483,895 shares, each exercisable within 60 days of February 24, 2009.

(8)
Consists solely of options exercisable within 60 days of February 24, 2009.

(9)
Mr. Khanumyan resigned from his employment with CTC Media on October 1, 2008. The number of shares reflected as beneficially owned by Mr. Khanumyan is based upon information obtained through Company records and consists solely of options exercisable within 60 days of February 24, 2009.

        Other than the Stockholders' Agreement described below under the heading "Certain Relationships and Related Party Transactions", to the knowledge of the Company, there are no voting trusts or similar arrangements among any of the foregoing persons or entities with respect to the voting of shares of our common stock.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Our By-Laws provide for a Board of Directors that is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The term of the Class I Directors expires at the 2010 Annual Meeting, the term of the Class II Directors expires at the 2011 Annual Meeting, and the term of the Class III Directors expires at the 2009 Annual Meeting. Hans-Holger Albrecht, Peter Aven, Charles Burdick and Alexander Rodnyansky currently serve as Class III Directors of the Company and are proposed for reelection as Class III Directors. Each nominee has consented to being named herein, and, if reelected, to serve as a director until his successor is duly elected and qualified. There are no family relationships between or among any of our officers or directors.

        Shares represented by all proxies received by our Board of Directors and not so marked as to withhold authority to vote for an individual director will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. Our Board of Directors expects that each of the nominees named below will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee to be designated by our Board of Directors.

Directors

        Set forth below are the names and ages of each member of our Board of Directors (including those who are nominees for reelection as Class III Directors) and the positions and offices held, principal occupation and business experience during at least the past five years, the names of other publicly held companies of which the individual serves as a director and the year of commencement of the term as director of CTC Media. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of February 24, 2009, appears in this proxy statement under the heading "Security Ownership of Certain Beneficial Owners and Management."

        If they are reelected, Messrs. Albrecht, Aven, Burdick and Rodnyansky each would hold office until our annual meeting of stockholders in 2012 and until his successor is duly elected and qualified; provided, however, that pursuant to Mr. Rodnyansky's employment agreement with CTC Media, Mr. Rodnyansky has irrevocably agreed to resign from our Board of Directors upon the earliest of (a) the termination of his employment, (b) 90 days following receipt by him of written notice from either the Company, MTG or Alfa stating that either or both of MTG or Alfa no longer support his remaining a member of our Board of Directors and (c) his failure to receive, at any meeting of the shareholders of the Company at which a proposal for his re-election as a member of the Board is being voted upon, a simple majority of the votes cast in person or by proxy at such meeting. Each of the nominees has indicated his willingness to serve, if reelected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our Board of Directors.

Name	Age	Title	Class to Which Director Belongs
Hans-Holger Albrecht(1)(3)	45	Co-Chairman of the Board of Directors	Class III
Peter Aven(1)(3)	54	Co-Chairman of the Board of Directors	Class III
Tamjid Basunia(2)	63	Director	Class II
Charles J. Burdick(1)(2)	57	Director	Class III
Irina Gofman(4)	38	Director	Class II
Kaj Gradevik	37	Director	Class I
Elena Grechina(5)	34	Director	Class I
Werner Klatten(2)(3)	63	Director	Class I
Alexander Rodnyansky(6)	47	Director	Class III
Oleg Sysuev	56	Director	Class II

(1)
Member of Compensation Committee

(2)
Member of Audit Committee

(3)
Member of Nominating and Corporate Governance Committee

(4)
Irina Gofman was designated to our Board of Directors on July 9, 2008 by our stockholder MTG Russia AB, pursuant to a stockholders' agreement dated May 12, 2006 currently by and among CTC Media, MTG Russia AB and Alfa CTC Holdings Limited, and as described in the section below titled "Director Nomination Process". Ms. Gofman replaced Maria Brunell Livfors, who served as a member of our Board of Directors from February 2006 until her resignation on July 9, 2008.

(5)
Elena Grechina was designated to our Board of Directors on March 28, 2008 by our stockholder Alfa CTC Holdings, pursuant to a stockholders' agreement dated May 12, 2006 currently by and among CTC Media, MTG Russia AB and Alfa CTC Holdings Limited, and as described in the section below titled "Director Nomination Process". Ms. Grechina replaced Vagan Abgaryan, who served as a member of our Board of Directors from June 2006 until his resignation on March 28, 2008.

(6)
On June 20, 2008, our Board of Directors, as permitted by our By-Laws, expanded the size of our Board of Directors to ten members and appointed Alexander Rodnyansky, our President and former Chief Executive Officer, to fill the new vacancy as a Class III director. Mr. Rodnyansky's appointment to our Board of Directors was effective on November 7, 2008 upon the fulfillment of certain conditions, including execution of an amendment to Mr. Rodnyansky's employment agreement with CTC Media pursuant to which Mr. Rodnyansky irrevocably agreed to resign from our Board of Directors upon the earliest of (a) the termination of his employment, (b) 90 days following receipt by him of written notice from either us, MTG or Alfa stating that either or both of MTG or Alfa no longer support his remaining a member of the Board of Directors and (c) his failure to receive, at any meeting of the our stockholders at which a proposal for his re-election as a member of the Board is being voted upon, a simple majority of the votes cast in person or by proxy at such meeting.

        Hans-Holger Albrecht.    Mr. Albrecht has been a member of our Board of Directors since July 2002 and was appointed Co-Chairman in December 2003. He is president and CEO of Modern Times Group MTG AB, a publicly listed television and media group based in Sweden ("MTG"). An affiliate of MTG is one of our principal stockholders. Mr. Albrecht joined MTG in 1997 and has served as its president and CEO since August 2000. Prior to joining MTG, Mr. Albrecht worked for Daimler-Benz and for the CLT media group in Luxembourg, where he had responsibility for SuperRTL and CLT's Digital-TV project, as well as for all television activities and development in Germany and Eastern Europe. Mr. Albrecht also serves as a director of EM.TV, a German listed company.

        Peter Aven.    Mr. Aven has been a member of our Board of Directors since July 2002 and was appointed Co-Chairman in December 2003. He also has served, since 2007, as the Chairman of our Board of Directors of AlfaStrakhovanie. Mr. Aven is president of Alfa Bank, one of Russia's largest commercial banks, where he is responsible for overall strategy and for relations with business and government leaders. An affiliate of Alfa Bank is one of our principal stockholders. Prior to joining Alfa Bank in 1994, Mr. Aven was Minister of Foreign Economic Relations for the Russian Federation (1991 to 1992). He had previously worked at the International Institute for Applied Systems Analysis in Austria. Mr. Aven is an internationally recognized economist and the author of works on econometrics and Russian agricultural reform. He holds a Ph.D. in Econometrics from Moscow State University. Mr. Aven is currently a trustee of the board of directors of the Russian Economics School and of the Board of the Association for National Financial Reporting Standards, a member of the Board of Russian Union of Industrialists and Entrepreneurs and of the Board of the Competitiveness and Entrepreneurship Council of the government of the Russian Federation, a trustee of the Centre for Economic Policy Research and of the Eisenhower Fellowships Board, and is the chairman of the Russia-Latvia Business Council.

        Tamjid Basunia.    Mr. Basunia has been a member of our Board of Directors since June 2006. Mr. Basunia was a partner at PricewaterhouseCoopers L.L.P. for more than 20 years until his retirement in December 2005, working in London, Eastern Europe, the Middle East and, for 11 years, the Russian Federation. Mr. Basunia has worked in audit and business advisory roles for banks and other financial institutions, assisting on a variety of issues such as strategy, profitability reviews, risk management and human resource policies. His role at PricewaterhouseCoopers included serving as chairman of the supervisory board for Eastern European operations and as chairman of the audit committee for more than ten years. Mr. Basunia was also chairman of the regulatory group established by the principal international accounting firms in the Russian Federation. Mr. Basunia is a fellow of the Institute of Chartered Accountants in England and Wales. Since July 1, 2008, Mr. Basunia has served as a non-executive director and Chairman of the Audit Committee of Promsvyaz Bank, a privately owned bank in Russia.

        Charles Burdick.    Mr. Burdick has been a member of our Board of Directors since June 2006. Mr. Burdick has an extensive background in telecommunications and media, with over 25 years experience in the industry. Until July 2005, he was chief executive officer of HIT Entertainment Plc, a publicly listed provider of pre-school children's entertainment. From 1996 to 2004, he worked for Telewest Communications, the second largest cable television company in the United Kingdom, serving as chief financial officer and chief executive officer. In these roles he oversaw the financial and operational restructuring of Telewest and was responsible for leading and financing the acquisitions of a number of cable companies. Mr. Burdick has also held a series of financial positions with TimeWarner, US WEST and MediaOne, specializing in corporate finance, mergers and acquisitions, and international treasury. Mr. Burdick currently serves as a non-executive director and chairman of Comverse Technologies, formerly a NASDAQ-listed company, currently listed on the "Pink Sheets."

        Irina Gofman.    Ms. Gofman joined our Board of Directors on July 9, 2008. Also in July 2008, Ms. Gofman was appointed CEO of MTG—Russia and CIS and is employed by an affiliate of MTG Russia AB. Prior to joining MTG, Ms. Gofman served as managing partner (media) of ESN Group, a Moscow-based investment and management company. Before joining ESN Group, Ms. Gofman was chief executive officer of Rambler Media Group, a Moscow-based internet media and services group, from 2004 to 2007. During her time at Rambler Media Group, Ms. Gofman led that company's initial public offering and listing on the Alternative Investment Market (AIM), a sub-market of the London Stock Exchange. Before joining Rambler Media Group, Ms. Gofman worked as chief operating officer of the DTV Russian television network from 2002 to 2004. We acquired the DTV network from an affiliate of MTG Russia in April 2008. Ms. Gofman has a Ph.D. in Philology from Moscow State University and an MBA from Babson College.

        Kaj Gradevik.    Mr. Gradevik has been a member of our Board of Directors since July 2002. He joined MTG, an affiliate of one of our principal stockholders, in May 2001 as a business development manager and is currently its head of mergers and acquisitions and business development. In this role, Mr. Gradevik is mainly responsible for origination and execution of MTG's mergers and acquisitions, as well as its international expansion in the television broadcasting sector having, among other things, managed the execution of MTG's investments in CTC Media and TV Prima (Czech Republic). Prior to joining MTG, he was an investment manager at Spray Ventures, a Swedish venture capital firm focusing on the IT sector. From 1998 to 2000, Mr. Gradevik worked as an investment banker at Merrill Lynch in London, specializing in mergers and acquisitions in the emerging markets. He also previously worked as a diplomat for the Swedish Ministry of Foreign Affairs and holds a degree of Master of Political Sciences from Uppsala University. Mr. Gradevik also serves as a member of the Supervisory Board of FTV Prima Holding and as a director of Balkan Media Group Ltd.

        Elena Grechina.    Ms. Grechina joined our Board of Directors on March 28, 2008. Since 1999, Ms. Grechina has worked for Alfa Bank, where she has held various positions responsible for managing merger and acquisition transactions in the corporate finance department, as well as supervising long-term investments for Alfa. Her current position at Alfa is senior vice president, heading Alfa's asset management department. Prior to joining Alfa Bank, Ms. Grechina worked as a securities analyst with Alfa Asset Management, a Moscow-based private equity investment group, from 1998 to 1999. Ms. Grechina also serves as a director of AV-TO, a subsidiary of Amtel-Vredestein N.V.

        Werner Klatten.    Mr. Klatten has been a member of our Board of Directors since June 2006. Mr. Klatten is currently vice chairman of the supervisory board of EM.Sport Media AG, a German publicly traded media and marketing company focused on sports and entertainment, as well as president of Highlight Communications AG, an affiliate company of EM.Sport Media AG. From September 2001 until August 2008 Mr. Klatten was chairman of the management board of EM.Sport Media AG. Early in his career, Mr. Klatten joined Martin Brinkmann AG in 1977 as senior legal advisor. In 1984, he was appointed to the board of directors of Martin Brinkmann, where he was responsible for marketing and one year later became chairman of that board of directors. In 1988, Mr. Klatten moved to become chief executive officer of the television channel Sat. 1. In 1994, he moved to Spiegel-Verlag as management executive in charge of markets and revenue. Ultimately, he assumed management of Spiegel TV and, in September 2000, he became the chairman of the board of directors of SpiegelNet AG. Mr. Klatten studied jurisprudence and began his career practicing law in Hamburg, Germany.

        Alexander Rodnyansky.    Mr. Rodnyansky has been with CTC Media since 2002 and served as our Chief Executive Officer from February 2004 until August 4, 2008. Thereafter, he continued to serve as our President, and he was also appointed to our Board of Directors effective November 2008. Prior to joining us, Mr. Rodnyansky served as the General Director of Studio 1+1 from 1996 through May 2002. Previously, he was an independent documentary and movie producer in Russia and Ukraine for a number of years. Mr. Rodnyansky has received numerous international movie awards, and was the co-producer of films nominated for Academy Awards in 1996 and 1999. He has served as the president of the Ukrainian TV Academy, the Secretary of the Board of the Ukrainian Union of Moviemakers, a member of the Russian Academy of Movie Arts and of the Russian TV Academy, and an Associate Member of the International Council of the National TV Academy (USA). Mr. Rodnyansky is also a majority shareholder of CJSC 1plus1 Video Design.

        Oleg Sysuev.    Mr. Sysuev has been a member of our Board of Directors since October 2003. He is first deputy chairman of the board of directors of Alfa Bank, where he is responsible for the bank's regional branch network and banking in the regions. An affiliate of Alfa Bank is one of our principal stockholders. Prior to joining Alfa Bank in 1999, Mr. Sysuev held senior posts in the Russian Federation government. Under President Yeltsin, Mr. Sysuev was First Deputy Head of the Presidential Administration (1998–99), Vice-Premier of the Federal Government and Minister of Labor and Social Development (1997–98). He previously served as Mayor of Samara (1992–97) and he also represented Russia in the Council of the European Congress of Local and Regional Government. In addition to his role at Alfa Bank, Mr. Sysuev is president of the Board of Congress of Municipalities of Russia (since April 2000), a member of the Presidential Council for Local Government, and deputy chairman of the Presidential Committee for Literature and the Arts. He has published numerous articles on the structures of post-Soviet Russia.

        Vagan Abgaryan.    Mr. Abgaryan served as a member of our Board of Directors from June 2006 until his resignation on March 28, 2008, as described in footnote 5 above. From 1995 to 2007, Mr. Abgaryan worked for Alfa Bank, where he held various positions responsible for managing merger and acquisition transactions, as well as supervising long-term investments for Alfa. Prior to joining Alfa Bank, Mr. Abgaryan worked as an auditor with Ernst & Young CIS' Moscow office from 1993 to 1995. Mr. Abgaryan graduated from the Moscow State Academy of Management as a fellow of the International Economic Relations faculty.

        Maria Brunell Livfors.    Ms. Brunell Livfors served as a member of our Board of Directors from February 2006 until her resignation on July 9, 2008, as described in footnote 4 above. Since August 2006, Ms. Brunell has served as president and CEO of Investment AB Kinnevik, a principal shareholder in MTG. Prior to that, she served as chief financial officer of MTG from 2001 to May 2006. From 1992 to 2001 she served in a number of financial management and controlling positions with MTG. Prior to joining MTG, Ms. Brunell Livfors worked as a controller at Consensus AB, a finance house providing securities brokerage, insurance brokerage and financial advisory services. Ms. Brunell Livfors studied business and economics at the University of Stockholm.

BOARD RECOMMENDATION

        OUR BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE REELECTION OF HANS-HOLGER ALBRECHT, PETER AVEN, CHARLES BURDICK AND ALEXANDER RODNYANSKY TO SERVE AS CLASS III DIRECTORS IS IN THE BEST INTERESTS OF CTC MEDIA AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

 CORPORATE GOVERNANCE

        Our Board of Directors believes that good corporate governance is important to ensure that CTC Media is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Investors section of our website, www.ctcmedia.ru, under the heading Corporate Governance. Alternatively, you can request a copy of any of these documents by writing to eostrova@ctcmedia.ru.

 Corporate Governance Guidelines

        Our Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of CTC Media and our stockholders. These guidelines, which provide a framework for the conduct of our Board of Directors' business, provide that:

  •
  our Board of Directors' principal responsibility is to oversee the management of CTC Media;

  •
  a majority of the members of our Board of Directors shall be independent directors, unless otherwise permitted by Nasdaq rules;

  •
  the independent directors meet at least twice a year in executive session and at other times at the request of any independent director; and

  •
  directors have full and free access to management.

Board Determination of Independence

        Under applicable Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our Board of Directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director, and therefore, that each of our non-employee directors is an "independent director" as defined under Nasdaq Rule 4200(a)(15). Our Board of Directors reached a similar determination with respect to Vagan Abgaryan, who served as a director from June 2006 until his resignation on March 28, 2008, and Maria Brunell Livfors, who served as a director from February 2006 until her resignation on July 9, 2008.

        In determining the independence of our non-employee directors, our Board considered each of the transactions discussed in "Certain Relationships and Related Party Transactions" beginning on page 16.

Board of Directors Meetings and Attendance

        Our Board of Directors met seven times during the fiscal year ended December 31, 2008 ("fiscal 2008"). During fiscal 2008, each director (other than noted below) attended in person or by phone at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of our Board of Directors on which he or she served. Messrs. Albrecht and Basunia were unable to attend in person or by phone two of the seven meetings of our Board of Directors held in fiscal 2008.

Director Attendance at Annual Meeting of Stockholders

        Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors serving at that time other than Mr. Basunia attended the 2008 annual meeting of stockholders.

Committees of our Board of Directors

        Our Board of Directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a charter that has been approved by our Board of Directors. Each committee's current charter is posted in the Investors link on our website, www.ctcmedia.ru, under the heading Corporate Governance. In 2008, our Board of Directors also established a Deadlocks Committee.

        Our Board has determined that all of the members of each of our Board of Directors' four standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

        The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from the such firm;

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  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

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  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

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  overseeing our internal audit function;

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  establishing procedures for the receipt and retention of accounting related complaints and concerns;

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  meeting independently with our internal auditing staff, independent registered public accounting firm and management;

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  reviewing and approving or ratifying any related person transactions; and

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  preparing the audit committee report required by SEC rules, which is included on page 14 of this proxy statement.

        The members of our Audit Committee are Messrs. Basunia, Burdick and Klatten. Our Board of Directors has determined that Tamjid Basunia is an "audit committee financial expert" as defined by applicable SEC rules. Our Audit Committee met six times during fiscal 2008.

Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to our Board with respect to, the compensation of our executive officers;

  •
  overseeing an evaluation of our senior executives;

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  overseeing and administering our incentive-compensation plans and equity-based plans;

  •
  reviewing and making recommendations to our Board with respect to director compensation; and

  •
  preparing the compensation committee report required by SEC rules, which is included on page 42 of this proxy statement.

        The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading "Information About Executive and Director Compensation".

        The members of our Compensation Committee are Messrs. Albrecht, Aven and Burdick. The Compensation Committee met formally once during fiscal 2008. During the course of fiscal 2008, the members of our Compensation Committee met informally on a number of occasions to discuss compensation matters and make recommendations regarding compensation matters to our Board of Directors, particularly in relation to the hiring of our new CEO.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become members of our Board of Directors;

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  recommending to our Board of Directors the persons to be nominated for election as directors and to each of our Board of Directors' committees; and

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  developing and recommending corporate governance principles to our Board of Directors.

        The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading "Director Nomination Process".

        The members of our Nominating and Corporate Governance Committee are Messrs. Albrecht, Aven and Klatten. Our Nominating and Corporate Governance Committee met one time in fiscal 2008.

Deadlocks Committee

        When our Board of Directors was expanded to ten members in 2008, our Board of Directors amended our By-Laws to provide for a Deadlocks Committee. In the event our Board of Directors becomes deadlocked by virtue of there being a tie vote on any matter allowed to be delegated to a committee pursuant to Section 141(c)(2) of the General Corporation Law of the State of Delaware, the matter will be delegated for resolution to the Deadlocks Committee. The members of the Deadlocks Committee must be "independent" for audit committee purposes under applicable Nasdaq and SEC rules and regulations. The current members of the Deadlocks Committee are Messrs. Basunia, Burdick and Klatten. There have been no meetings of the Deadlocks Committee since it was established.

Director Nomination Process

        In accordance with the terms and conditions of a stockholders' agreement (the "Stockholders' Agreement") dated May 12, 2006 currently by and among CTC Media, MTG Russia AB, a wholly owned subsidiary of MTG ("MTG Russia"), and Alfa CTC Holdings Limited ("Alfa"), our Board of Directors comprises ten members, three of whom are currently designated by MTG Russia and three of whom are designated by Alfa. One member designated by each of MTG Russia and Alfa serves as one of the Co-Chairmen of our Board of Directors. If the number of shares held by MTG Russia or Alfa falls below designated thresholds, such party will lose the right to designate one or more directors. If the percentage shareholding of either MTG Russia or Alfa from time to time is equal to or greater than 20%, it will have the right to designate three directors; if it is less than 20% but equal to or greater than 15%, it will have the right to designate two directors; and if it is less than 15% but greater than 10%, it will have the right to designate one director. Pursuant to the terms of the Stockholders'

Agreement, Messrs. Aven and Sysuev and Ms. Grechina have been designated by Alfa and Messrs. Albrecht and Gradevik and Ms. Gofman have been designated by MTG Russia.

        In addition, pursuant to the Stockholders' Agreement, our Board of Directors designates three additional directors, each of whom are to qualify as "independent" for Audit Committee purposes under applicable Nasdaq and SEC rules and regulations, by a simple majority. The Stockholders' Agreement further provides that the tenth Board member shall be our President, Alexander Rodnyansky, so long as neither MTG or Alfa has given notice that it no longer supports Mr. Rodnyansky as a member of the Board and Mr. Rodnyansky continues to be employed by the Company..

        With regard to the directors not designated by MTG Russia or Alfa, our Board of Directors is responsible for selecting nominees for election by the stockholders. The Nominating and Corporate Governance Committee recommends to our Board of Directors candidates for election or reelection to our Board of Directors. The Nominating and Corporate Governance Committee makes its recommendations based on the needs of our Board of Directors as determined by periodic evaluations of our Board of Directors' performance and composition, as well as the individual strengths and weaknesses of the candidates. The candidates are selected from qualified candidates recommended by our Board of Directors, the Nominating and Corporate Governance Committee or any other reliable source, including stockholders. In general, we seek as directors individuals with substantial management experience who possess the highest personal values, judgment and integrity, an understanding of the environment in which we do business, and diverse experience in the key business, financial and other challenges that face a corporation.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, in care of Boris Podolsky, Chief Financial Officer, CTC Media, Inc., 15A, Pravda Street, Moscow, 125124 Russia. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying the same criteria, as it does in considering other candidates.

        Stockholders also have the right under our By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board of Directors, by following the procedures set forth under the heading "Stockholder Proposals for the 2010 Annual Meeting" below.

Communications from Stockholders

        Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.

        The Chairman of the Nominating and Corporate Governance Committee, with the assistance of our CFO, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our Board of Directors should address such communications to our Board of Directors in care of Boris Podolsky, Chief Financial Officer, CTC Media, Inc., 15A, Pravda Street, Moscow, 125124 Russia.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code in the Investors link on our website, www.ctcmedia.ru, under the heading Corporate Governance. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code

Report of the Audit Committee of our Board of Directors

        The Audit Committee of our Board of Directors is currently composed of three members and acts under a written charter adopted and approved on February 21, 2007. The members of the Audit Committee are independent directors, as defined by the Audit Committee's charter and the rules of the Nasdaq Stock Market, and possess the financial sophistication required by such charter and rules. The Audit Committee held six meetings during the fiscal year ended December 31, 2008.

        Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, Ernst & Young LLC, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issues a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with management, internal accounting, financial and internal auditing personnel and the independent registered public accounting firm, the following:

  •
  critical accounting policies and practices;

  •
  alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

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  other material written communications between the independent auditor and management;

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  any audit problems or difficulties the independent auditor encountered in the course of the audit work and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management;

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  major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

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  analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

  •
  the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on our financial statements.

        The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended December 31, 2008 and discussed these financial statements with the Company's management. Management represented to the Audit Committee that our financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has also reviewed and discussed with Ernst & Young, our independent registered public accounting firm, the audited financial statements and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm's conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The Audit Committee has received the written disclosures and the letter from the independent accountant firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2008.

        By the Audit Committee of the Board of Directors of CTC Media, Inc.

                      Tamjid Basunia, Chairman
                      Charles Burdick
                      Werner Klatten

Independent Registered Public Accounting Firm Fees

        The following table summarizes the fees of Ernst & Young, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

	2008	2007
Audit Fees(1)	$1,190,000	$785,000
Audit-Related Fees(2)	$49,115	$66,000
Tax Fees(3)	$209,954	$198,000

Total Fees	$1,449,069	$1,049,000

    (1)
    Audit fees for each of the years ended December 31, 2008 and 2007 were for professional services provided for the audit of our consolidated annual financial statements and review of financial statements included in our Form 10-Q or services normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

    (2)
    Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under "Audit Fees". These services relate to advice related to accounting and reporting standards.

    (3)
    Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $140,150 of the total tax fees billed in the fiscal year ended December 31, 2007 and $133,594 of the total tax fees billed in the fiscal year ended December 31, 2008. Tax advice and tax planning services relate to tax advice related to mergers and acquisitions and foreign operations.

Audit Committee's Pre-Approval Policy and Procedures

        Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        Our Audit Committee has also delegated to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

        The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining Ernst & Young's independence.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

        CTC Media has in place a written policy to review and ratify transactions that we have with certain related parties, including our directors, senior executive officers, their immediate family members and entities owned or controlled by them. This policy obligates related parties to disclose the existence of conflicts of interest and potential corporate opportunities. The policy covers transactions and arrangements with a related party including conflicts of interest and corporate opportunities.

        The policy requires that disclosure be made by any executive officer or director promptly after he or she becomes aware of the potential conflict of interest or related party transaction in which he or she would be a participant. In the case of a conflict of interest or related party transaction involving our CEO or any director, the disclosure should be made to our Audit Committee, which shall have the authority to determine whether a conflict of interest exists. Disclosure may be made to our CFO in certain instances involving executive officers other than our CEO.

        In practice, all related party transactions involving any executive officer in excess of US$100,000 are reviewed and approved by our Audit Committee. Our Board of Directors is currently drafting a policy that reflects current practice in this regard. In approving or rejecting a related party transaction, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. Our Audit Committee applies a standard of commercial reasonableness to related party transactions.

        The following is a description of the transactions that we have engaged in or that have remained in place since January 1, 2008 with our directors, executive officers, holders of more than 5% of our capital stock, and their respective affiliates. In each case, we determined the transaction prices in negotiation with the counterparty.

Related Party Transactions

Stockholders' Agreement

        We are party to a Stockholders' Agreement with our major stockholders, MTG Russia and Alfa. The principal terms of this agreement are as follows:

        Board composition.    Our Board of Directors has ten members, three of whom are designated by MTG Russia; and three of whom are designated by Alfa. One member designated by each of MTG Russia and Alfa serves as one of our Co-Chairmen. If the number of shares held by MTG Russia or Alfa falls below certain designated thresholds, such party will lose the right to designate one or more directors. See "Corporate Governance—Director Nomination Process". In addition, our Board of Directors designates by simple majority three additional directors, each of whom must qualify as "independent" for audit committee purposes under applicable Nasdaq and SEC rules and regulations. The Stockholders' Agreement further provides that the tenth Board member shall be our President, Alexander Rodnyansky, so long as neither MTG or Alfa has given notice that it no longer supports Mr. Rodnyansky as a member of the Board of Directors and Mr. Rodnyansky continues to be employed by the Company.

        Approval of Material Transactions.    If we propose to enter into a transaction or series of related transactions involving a value exceeding 10% of our consolidated total assets, to issue a number of shares with voting power exceeding 10% of the voting power of our shares then in issue (other than in connection with a compensatory option plan), or to appoint a new CEO, then any two of our directors (other than any director with a direct or indirect financial interest in the matter in question) may, acting together, request that the proposal relating to such transaction not be voted on for a period of 45 days and that a special meeting of our Board of Directors be called to review and consider the transaction. Other than with respect to the appointment of a new CEO, such directors may also request that an independent advisor be engaged to assist our Board of Directors in evaluating the proposed transaction.

        Right of First Offer.    Each of MTG Russia and Alfa has a right of first offer in the event of any proposed sale of our common stock held by the other.

        Standstill.    Other than in connection with any exercise of the right of first offer described above, MTG Russia and Alfa have agreed not to acquire additional shares of our capital stock to the extent that such acquisition would cause their beneficial ownership of our shares to exceed 40% and 30%, respectively.

        Tender offer requirement.    Other than in connection with any exercise of the right of first offer described above, each party has agreed not to acquire additional shares of our capital stock to the extent that such acquisition would cause its beneficial ownership of our shares, together with those of any affiliate, to exceed 50%, without making a tender offer for all of our outstanding shares in compliance with the tender offer rules under the Exchange Act.

        Non-competition.    MTG Russia has agreed on behalf of itself and its affiliates to the non-competition provisions described below under "Transactions with MTG".

        Term.    Unless terminated earlier by the consent of the parties thereto, the Stockholders' Agreement terminates on June 6, 2011.

Transactions with Alfa

        We have entered into various transactions and are party to various agreements with Alfa Bank, a Russian bank, and certain of its affiliates, which we refer to collectively below as "Alfa." Alfa is one of our principal stockholders. Peter Aven, Co-Chairman of our Board of Directors, is the president of Alfa Bank. Oleg Sysuev, a member of our Board of Directors, is first deputy chairman of Alfa Bank and Elena Grechina, also a member of our Board, is a senior vice president of Alfa Bank. To our knowledge, none of Mr. Aven, Mr. Sysuev or Ms. Grechina received any fees or other remuneration from us or Alfa in connection with any of the transactions described below.

  Commercial banking

        The Company maintains certain of its cash balances with Alfa Bank. As of December 31, 2008, the cash balances held on Alfa Bank's accounts totaled $32.4 million. Interest accrued on bank accounts with Alfa Bank constituted $926,817 in 2008. In 2008, Alfa Bank charged us $499,138 in commissions for banking services.

  Advertising revenues

        Our networks and Television Station Groups received advertising revenues from Alfa of $4.6 million in 2008.

Transactions with MTG

        We have entered into various transactions and are party to various agreements with Modern Times Group MTG AB, a publicly traded Swedish media company, and certain of its affiliates, which we refer to collectively below as "MTG." MTG is one of our principal stockholders. Hans-Holger Albrecht, Co-Chairman of our Board of Directors, is the president and chief executive officer of MTG. Irina Gofman, a member of our Board of Directors, is the chief executive officer of MTG Russia and CIS and Kaj Gradevik, also a member of our Board, is MTG's head of mergers and acquisitions and business development. To our knowledge, none of Mr. Albrecht, Ms. Gofman or Mr. Gradevik received any fees or other remuneration from us or MTG in connection with any of the transactions described below, other than Mr. Gradevik whose 2008 bonus from MTG was in part conditioned on the closing of the DTV acquisition described below.

  Acquisition of DTV

        On April 16, 2008, we acquired 100% of ZAO "TV Darial" and certain affiliated entities (the "DTV Group") from MTG. The DTV Group operates a national free-to-air television network and a group of four owned-and-operated stations in Russia. Three members of our Board of Directors at the time we were negotiating and closing the acquisition were nominated to our Board of Directors by MTG. Such directors recused themselves from those portions of our Board meetings where consideration and approval of the DTV acquisition took place.

        As consideration for the acquisition, we paid MTG $190 million in cash, issued a promissory note to MTG in the amount of $138.1 million and agreed to ensure the repayment of indebtedness owing from the DTV network to MTG. On the date of acquisition, such indebtedness amounted to $65.7 million. In July 2008, from the proceeds of a term credit facility we signed in June 2008, we repaid the note in full and satisfied the DTV network indebtedness owing to MTG.

        In connection with the purchase of DTV, we granted to MTG a right of first offer, for a ten-year term, in the event that we seek to sub-license or license to any third party any of our broadcast television programming rights in Estonia, Latvia or Lithuania. In conjunction with the purchase agreement, our parent company, CTC Media, also entered into a guaranty agreement with MTG, pursuant to which CTC Media has guaranteed certain of the obligations of CTC Network under the purchase agreement.

  Non-Compete Agreement

        In connection with our Stockholders' Agreement (discussed above), MTG has agreed that, for so long as MTG (together with its affiliates, the "MTG Group") beneficially owns shares of our common stock that provide it with 20% or more of the voting power of our issued and outstanding capital stock:

  •
  No member of the MTG Group will engage in the business of free-to-air television in Russia.

  •
  No member of the MTG Group may:

  •
  establish or acquire directly or indirectly any free-to-air television network or station in any of the countries of the former Soviet Union other than Russia, Estonia, Latvia and Lithuania or sign an affiliate agreement with any such television station;

  •
  tender for any television broadcasting frequency in such countries; or

  •
  enter into any substantial programming acquisition agreement with a major U.S. studio granting a member of the MTG Group the right to broadcast in all or any portion of such countries;

  in each case, without MTG having first complied with the right of first negotiation procedures described below.

        The right of first negotiation procedures are as follows:

          If MTG wishes to complete a relevant transaction, MTG is first required to provide our Board of Directors with prior written notice, setting forth the material commercial terms of the proposed transaction. Our Board of Directors, acting by a simple majority of the disinterested directors, is required, within 15 business days, to provide MTG with notice of whether we intend to pursue such transaction. If our Board of Directors decides not to pursue such transaction or fails to provide notice to MTG within the specified time period, MTG will be free to complete such transaction on commercial terms not materially better than those set forth in the notice to our Board of Directors. If our Board of Directors notifies MTG that it wishes to pursue such transaction, all members of the MTG Group must immediately cease all discussions and negotiations in connection with such transaction, except that if we fail to complete the transaction within 180 days, MTG may complete the transaction within one year of the date of the original notice on any terms.

          If a dispute arises in connection with these non-competition provisions, the dispute will first be submitted to the chief executive officers of MTG and CTC Media to resolve. If after two meetings of the chief executive officers, the matter has not been resolved, the matter may then be submitted to arbitration. Until the dispute is resolved or 60 days following delivery of a dispute notice, whichever is earlier, MTG will be required to cease all discussions and negotiations on the transaction that is the subject of the dispute. We will only be permitted to trigger these dispute resolution procedures if a majority of the members of our Audit Committee has determined that there is a reasonable basis to believe that MTG is in breach of the non-competition agreement.

  Sale of programming rights

        In 2008, we sold programming to MTG in the amount of $178,400 and we acquired programming from MTG in the amount of $5.5 million. We also made prepayments in 2008 for programming to be acquired in the future of $377,242.

  Rent services

        In 2008, we also received rental payments for premises leased to MTG in Russia in the amount of $46,042.

Registration Rights

        Holders of an aggregate of approximately 109 million shares of our common stock have the right, pursuant to a registration rights agreement, to require us to register these shares under the Securities Act under specific circumstances.

        Demand Registration Rights.    Each of MTG, Alfa and the funds managed by Fidelity Investments ("Fidelity") may require that we file a registration statement with regard to all or any portion of their shares of our common stock so long as, together with all other participating shareholders, they register shares having an aggregate sale price to the public of at least $50 million. All parties that have demand registration rights are entitled to participate in such registration. We are not obligated to effect more than one registration under this demand provision for each of Alfa, MTG and Fidelity. If the underwriters managing the offering to be made pursuant to any such demand determine that the market cannot support the sale of all the shares requested to be sold pursuant to such demand, the shares to be sold by all parties to the agreement (other than the stockholder(s) that initiated the demand) must first be cut back pro rata, and only once all the shares of such parties have been eliminated from the registration may the initiating stockholder's shares to be sold be cut back.

        Company Registration.    All parties to the registration rights agreement are entitled to "piggy-back" registration rights on registrations that we initiate, subject to the underwriters' right to reduce the number of shares proposed to be registered in view of market conditions.

        S-3 Rights.    If we are entitled at any time to use the "short-form" registration statement, Form S-3, and two unaffiliated stockholders request that we effect a registration on Form S-3 for shares having, taken together, an aggregate sale price to the public of at least $10 million, we will be required to cause such shares to be registered.

        Expenses.    We will pay all fees, costs and expenses of any demand or incidental registrations (including up to $75,000 in expenses of one law firm representing the selling stockholders), and the holders of securities being registered will pay all underwriting discounts and commissions.

Arrangements with Directors, Officers and Employees

  Kaj Gradevik

        Kaj Gradevik, who serves on our Board of Directors, is currently head of mergers and acquisitions and business development at MTG. One-half of his employment bonus received from MTG for 2008 was paid to him because of our completion of the DTV acquisition described above.

  Alexander Rodnyansky

        Alexander Rodnyansky, our President and a member of our Board of Directors, previously held, together with his cousin, an effective 40% effective economic interest in Studio 1+1, a Ukrainian television producer and production house, and Innova Film GmbH, a German company to whom we license, and from whom we acquire, programming rights. Studio 1+1 produces The Brainiest, one of our commissioned original productions, which we have aired on CTC since 2003 and which is acquired through Innova Film GmbH, discussed directly below.

        In June 2008, Mr. Rodnyansky and his cousin sold a 30% economic interest in both Studio 1+1 and Innova Film to Central European Media Enterprises Ltd ("CME") and, in October 2008, they sold their remaining 10% economic interest in these companies to CME. As a result, Mr. Rodnyansky no longer holds an interest in Studio 1+1 or Innova Film.

        During 2008, we sold programming to Innova Film and TV Media Planet, an affiliate of Innova Film, in an aggregate amount of $720,000. We also acquired programming from Innova Film and TV Media Planet in an aggregate amount of $717,500 in 2008.

        We acquired broadcasting rights to the opening and closing ceremonies of the Kinotavr film festival for $296,992. The trademark rights to this festival were acquired in 2005 by Alexander Rodnyansky and a former employee of CTC Media. Beeline, a provider of telecommunications services and Kinotavr's sponsor, placed a sponsorship campaign for the Kinotavr festival on CTC in 2008 in the amount of $3.2 million.

        We have acquired broadcast rights to a number of Russian films that have been produced by Mr. Rodnyansky. Mr. Rodnyansky has informed us that he has not received compensation for his services as producer of such films.

  Viacheslav Murugov

        Viacheslav Murugov, our Chief Content Officer, has an interest in LEAN-M, a production company from which we acquire programming. Mr. Murugov also serves as a co-founder, a member of the board of directors, and creative director of LEAN-M. In 2008, we acquired programming from this company in the amount of $9.6 million.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

        We became a publicly listed company in June 2006. Prior to that time, our Board of Directors as a whole determined the compensation of our three most senior executive officers and delegated to them the determination of the compensation of our other executive officers, subject to the approval of our Board of Directors of overall compensation expense as set forth in our annual budget. In connection with our initial public offering ("IPO"), our Board of Directors formed a Compensation Committee, which now sets our compensation policies and administers the compensation programs in respect of our executive officers. Our Board of Directors also adopted a Compensation Committee charter, which we have made available on our website at http://www.ctcmedia.ru/investors/corporate_governance/board_committees/.

        The responsibilities of the Compensation Committee include:

  •
  reviewing and approving, or recommending for approval by our Board of Directors, the compensation and benefits of our CEO and other executive officers, including salary, bonus, and incentive compensation levels, deferred compensation, executive perquisites, equity compensation (including awards to induce employment), severance arrangements, change-in-control benefits and other forms of executive officer compensation;

  •
  overseeing the evaluation of our senior executives;

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  periodically reviewing and making recommendations to our Board of Directors with respect to incentive compensation plans and equity-based plans;

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  administering our stock option plans, including, to the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, by delegating to one or more executive officers the power to grant options or other stock awards pursuant to such equity-based plan to employees who are not directors or executive officers; and

  •
  preparing any report on executive compensation required by the rules and regulations of the SEC.

        Anton Kudryashov, our CEO, is also actively involved in the executive compensation review process. Mr. Kudryashov reviews the performance of each of the executive officers (other than himself) and makes recommendations to the Compensation Committee regarding the salary, bonus and long-term incentive awards for each executive officer other than himself. Together with the other executive officers, Mr. Kudryashov sets the salary levels of other non-executive members of management. Although the salaries of non-executive employees are set by management, the Compensation Committee monitors the overall level of compensation expense relative to headcount.

        The Compensation Committee has the authority to retain independent compensation consultants and to obtain independent advice and assistance from external advisors. In 2008, the Compensation Committee utilized the services of an independent compensation consultant, Frederic W. Cook & Co., Inc. ("FWC"), to advise on the compensation package that was provided to our CEO who was hired in August 2008. At the request of our Compensation Committee, FWC surveyed the cash and equity compensation packages of chief executive officers in peer industry companies and those of newly hired chief executive officers at other publicly traded companies. FWC and our Compensation Committee used this information as a benchmark to evaluate the cash and equity compensation package that we offered to our new CEO.

Philosophy and Objectives of Our Compensation Program

        Our compensation programs are designed to provide remuneration at a level and in a manner that allow us to attract and retain uniquely capable executives to operate in our highly specialized field. Success in the television industry in Russia requires an intimate knowledge of the complexities of the business, including programming, network operations, affiliate relations, advertising, television station management and specialized financial and regulatory compliance, control and management. In addition to competing for broadcasting management talent locally, as a Nasdaq-listed Delaware corporation with its principal offices located in Russia, we must also compete for a relatively small number of available persons in our local market with the required knowledge of, and experience with, SEC compliance and US GAAP matters. We believe that our senior executives have unique backgrounds that are crucial to our achievement in our industry. Our compensation programs are designed to reward these executives for their roles in our success in a challenging commercial, political and cultural environment.

        In determining total compensation packages for an executive, we consider the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, compensation levels at comparable companies, internal pay equity and, in light of the relatively high rate of inflation in Moscow in recent years, inflationary pressures. We do not have any formal or informal policy or target for allocating between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Compensation Committee determines what it believes to be the appropriate level and mix of the various compensation levels in order to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders.

        Our Compensation Committee met in January 2009 to review performance by our executives and to recommend appropriate executive bonus awards for 2008 and 2009 compensation levels. Our Compensation Committee intends to continue to meet early in each fiscal year to carry out these same tasks and will meet from time to time throughout each fiscal year as needed to address compensation and succession matters at the executive level as they arise.

Compensation Components

        The components of our compensation package are as follows:

  •
  Base salary;

  •
  Annual bonus;

  •
  Equity incentives; and

  •
  Other compensation.

        Prior to January 1, 2008, our executives' salaries and bonuses were denominated in US dollars. On January 1, 2008, all of our executive salaries and bonuses were converted to Russian rubles (RUR) using an exchange rate of RUR 25.00 to $1.00. In calculating the equivalent dollar amounts of any ruble compensation expenses described below, we have used the monthly average exchange rates used in preparing our audited financial statements for salary and other compensation expenses and, for bonuses, we have used the exchange rate in effect on the date the bonus was actually paid. Although the ruble generally appreciated against the dollar in the first half of 2008, it began to materially depreciate against the US dollar from August 2008. During the last five months of 2008, the ruble depreciated approximately 20% against the dollar. In 2009, the ruble has generally continued to depreciate against the dollar. The exchange rate between the Russian ruble and the US dollar as set by the Central Bank of the Russia Federation on March 20, 2009 was RUR 33.8222 to $1.00.

  Base Salary

        The Compensation Committee seeks to establish base salaries for each position and level of responsibility at levels that are competitive with executive officers in similar positions at other Moscow-based comparable companies. For 2009, our Compensation Committee has frozen salaries for executive officers in light of the global financial and credit crisis that is presenting challenges for many companies, including ours.

        Our CEO, Anton Kudryashov, joined us in August 2008. With input from the compensation consultant we retained to help us determine his compensation package, we set Mr. Kudryashov's base salary at the Russian ruble equivalent of $660,000 salary from his start date through December 31, 2009, which resulted in a base salary of RUR 15,490,000 per year, based on the prevailing exchange rate on his start date. Mr. Kudryashov's pro rata base salary for 2008 was $244,106.

        Our President, Alexander Rodnyansky, who served as our CEO until August 2008 and who currently also serves as a member of our Board of Directors, received a base salary of RUR 13,750,000 ($555,200) in 2008 and will receive the same base salary in ruble terms in 2009. While serving as our CEO during 2006 and 2007, his base salary was $500,000 and $550,000, respectively. Mr. Rodnyansky does not receive a fee for serving on our Board of Directors.

        Our current CFO, Boris Podolsky, joined us in December 2007. After consultation with the executive search firm that we retained to help us identify qualified CFO candidates, we set Mr. Podolsky's base salary from his start date through December 31, 2008 at $385,000. When we converted all executive salaries from dollars to rubles in January 2008, Mr. Podolsky's base salary was set at RUR 9,625,000 ($387,065) for 2008 and he will receive the same base salary in ruble terms in 2009.

        Our Chief Strategy and Investment Officer, Viacheslav Sinadski, joined us in May 2007 and is principally responsible for our business development and acquisition efforts and company strategy. When he was hired, Mr. Sinadski's salary was set at $300,000. In dollar terms, his salary for 2008 remained the same and when converted into rubles in January 2008, his 2008 base salary was set at RUR 7,500,000. His base salary will also remain the same in ruble terms in 2009. When taking into account adjustments made to salary amounts received for vacation days in accordance with Russian legislation, the dollar equivalent of Mr. Sinadski's 2008 base salary was $329,967.

        Our Chief Content Officer, Viacheslav Murugov, is responsible for our programming schedule and strategy, as well as content acquisition. He became one of our named executive officers as a result of his salary increase in connection with his promotion to this position in October 2008. His base salary in 2008 prior to this promotion was RUR 5,250,000 and it was thereafter raised to RUR 10,344,000. As a result, his base salary in 2008 was $259,361. His base salary in 2009 will remain the same in ruble terms as it was at the end of 2008. In 2006, his base salary was $157,481 and in 2007, his base salary was $101,851, commensurate with his role in those years as executive producer of our CTC Network.

        Sergey Petrov was promoted to Chief Infrastructure Officer in November 2008. Prior to that, Mr. Petrov served as the General Director of our Television Station Groups. His base salary in 2008 was RUR 6,125,000 ($247,494) and will remain at this level in ruble terms throughout 2009. In 2006, Mr. Petrov's base salary was $150,000, and in 2007, his base salary was $150,000.

  Annual Bonus

        All executives and non-executive employees are eligible under our compensation program for annual performance-based cash bonuses. The amount of the cash bonus generally depends on our overall financial and operating performance. With respect to our sales personnel, however, annual cash bonuses are generally tied to the achievement of specific advertising sales targets.

        For our executives, annual cash bonuses tend to be set as a percentage of base salary and to be tied to the achievement of specified performance objectives. Because our new CEO was hired in August 2008, his 2008 bonus was not subject to the achievement of any specified performance objectives in 2008 but was instead left to the discretion of our Compensation Committee and Board of Directors. The maximum amount of the 2008 discretionary bonus as set out in Mr. Kudryashov's employment contract (which took into account the fact that he was working for us for only a portion of 2008) was RUR 3,911,625. Based on his achievements in 2008, our Compensation Committee and Board of Directors decided to award Mr. Kudryashov RUR 2,600,000 ($99,067) of his maximum bonus potential in 2008. For 2009, Mr. Kudryashov's maximum annual bonus is RUR 9,387,880, or 60% of his 2009 base salary, and is subject to the achievement of performance objectives. 25% of Mr. Kudryashov's bonus is subject to the achievement of a consolidated revenue target, 25% is subject to the achievement of an operating income before depreciation and amortization ("OIBDA") target, 30% is subject to the achievement of audience share targets, 10% is subject to the achievement of technical penetration targets for our networks and 10% is subject to the achievement of headcount reduction targets in light of the current economic crisis.

        Our President, Alexander Rodnyansky, transitioned from his role as our CEO and President to our President and a member of our Board of Directors in 2008. The amount of his 2008 bonus, and the performance objectives set for achievement of that bonus, were set for him earlier in 2008 in connection with his role as CEO. Because Mr. Rodnyansky was no longer our CEO at the conclusion of 2008, our Compensation Committee determined that it was not appropriate to award him a bonus for 2008.

        With respect to our CFO, Boris Podolsky, his maximum bonus for 2008 was RUR 5,775,000 or 60% of his base salary (subject to an increase if we had achieved results on the higher ends of the consolidated OIBDA or audience share objectives, as discussed below). His 2008 bonus was subject to the achievement of the following performance objectives:

% of Total 2008 Bonus	Performance Objective	Achieved
40%	50%, 100%, 150% and 200% of which was payable upon the achievement by the Company of consolidated OIBDA of at least $290.7 million, at least $323.0 million; at least $355.3 million or more than $355.3 million, respectively (the "2008 OIBDA Performance Objective").	No
16%
	50%, 100%, 150% and 200% of which was payable upon the achievement of an average 2008 audience share at our CTC Network (as measured among the age 6-54 audience) of at least 11.7%, at least 13.0%, at least 14.3% or more than 14.3%, respectively.	Yes, as to 50%
4%
	50%, 100%, 150% and 200% of which was payable upon the achievement of an average 2008 audience share at our Domashny Network (as measured among the female age 25-60 audience) of at least 2.8%, at least 3.1%, at least 3.4% or more than 3.4%, respectively.	Yes, as to 50%
20%	100% of which was payable upon successful completion of a 2008 organizational structure and cost benchmarking project.	Yes
20%	100% of which was payable upon the achievement of personal goals relating to strengthening institutional investor communications and the Company's control environment and internal audit function.	Yes

        Given the rate of achievement of the performance objectives set out above, Mr. Podolsky was awarded 50% of his maximum target bonus for 2008, or RUR 2,887,472 ($86,931). For 2009, Mr. Podolsky's maximum annual bonus remains at RUR 5,775,000 , or 60% of his 2009 base salary, and is subject to the achievement of performance objectives. 50% of Mr. Podolsky's bonus is subject to the achievement of company financial targets, 40% is subject to the achievement of specific finance function projects and 10% is subject to the achievement of headcount reduction targets in light of the current economic crisis.

        With respect to our Chief Strategy and Investment Officer, Mr. Sinadski's maximum bonus for 2008 was RUR 6,250,000 or 83.3% of his base salary (subject to an increase if we had achieved results on the higher end of the 2008 OIBDA Performance Objective). Mr. Sinadski's 2008 bonus was subject to the achievement of the following performance objectives:

% of Total 2008 Bonus	Performance Objective	Achieved
30%	Payable in accordance with the achievement of the 2008 OIBDA Performance Objective.	No
15%	100% of which was payable subject to completion of our acquisition of the DTV group.	Yes
45%	33.3% of which was payable upon the achievement of the signing of each of three additional definitive acquisition transactions.	Yes, as to 33.3%
5%	100% of which was payable upon the successful completion of the Company's internal control procedures project.	Yes
5%	100% of which was payable upon strengthening communications with the investment bankers with whom the Company generates business development leads.	Yes

        Given the rate of achievement of the performance objectives set out above, Mr. Sinadski was awarded 40% of his maximum target bonus for 2008, or RUR 2,505,600 ($75,435). For 2009, Mr. Sinadski's maximum annual bonus will be at RUR 4,500,000, or 60% of his 2009 base salary, and is subject to the achievement of performance objectives. 30% of Mr. Sinadski's bonus is subject to the achievement of company financial targets, 60% is subject to the achievement of operational or financial goals that fall within his area of responsibility and 10% is subject to the achievement of specific projects.

        With respect to our Chief Content Officer, Mr. Murugov's maximum bonus for 2008 was RUR 2,568,800, or approximately 50% of his original 2008 base salary before his promotion in October 2008 (subject to an increase if we had exceeded the 2008 OIBDA Performance Objective). Mr. Murugov's 2008 bonus was subject to the achievement of the following performance objectives:

% of Total 2008 Bonus	Performance Objective	Achieved
33.3%	Payable in accordance with the achievement of the 2008 OIBDA Performance Objective.	No
33.3%
	33.3% of which was payable subject to the achievement of the following audience shares objectives: 13.0% average 2008 audience share for our CTC Network (as measured among the age 6-54 audience) (the "2008 CTC Network Audience Share Objective"); 3.1% average 2008 audience share for our Domashny network (as measured among the female age 25-60 audience) (the "2008 Domashny Network Audience Share Objective"); and 1.99% average audience share for the second half of 2008 for our DTV network (as measured among the age 18+ audience).	No
33.4%	100% of which was payable subject to the achievement of personal performance goals as assessed by our CEO.	Yes

        Given the rate of achievement of the performance objectives set out above, Mr. Murugov was awarded 33.4% of his maximum target bonus for 2008, or RUR 857,965 ($23,716). For 2009, Mr. Murugov's maximum annual bonus will be RUR 6,206,400, or 60% of his 2009 base salary, and is subject to the achievement of performance objectives. 30% of Mr. Murugov's bonus is subject to the achievement of company financial targets, 60% is subject to the achievement of operational or financial goals that fall within his area of responsibility and 10% is subject to the achievement of specific projects.

        With respect to our Chief Infrastructure Officer, Mr. Petrov's maximum bonus for 2008 was RUR 2,143,750, or 35% of his base salary (subject to an increase if we had exceeded any of the 2008 OIBDA Performance Objective, the 2008 CTC Network Audience Share Objective or the 2008 Domashny Network Audience Share Objective). Mr. Petrov's 2008 bonus was subject to the achievement of the following performance objectives:

% of Total 2008 Bonus	Performance Objective	Achieved
30.0%	Payable in accordance with achievement of the 2008 OIBDA Performance Objective, the 2008 CTC Network Audience Share Objective and the 2008 Domashny Network Audience Share Objective.	No
22.0%
	100% of which was payable subject to the achievement of aggregate revenues for the following business segments of $675.7 million: CTC Network, Domashny Network, CTC Television Station Group and Domashny Television Station Group.	No
33.0%	100% of which was payable subject to the achievement of OIBDA of $94.8 million for the following business segments: CTC Television Station Group and Domashny Television Station Group.	No
15.0%	100% of which was payable subject to the completion of acquisitions of regional television stations.	Yes

        Of his performance objectives, Mr. Petrov was credited with achieving the performance objective for the completion of acquisitions of regional stations, although the responsibility for these acquisitions was transferred to the Company's acquisitions and business development team during 2008. As a result, Mr. Petrov was awarded 15% of his maximum target bonus for 2008, or RUR 321,900 ($9,089). For 2009, Mr. Petrov's maximum annual bonus will be at RUR 3,675,000, or 60% of his 2009 base salary, and is subject to the achievement of performance objectives. 30% of Mr. Petrov's bonus is subject to the achievement of company financial targets, 60% subject to the achievement of operational or financial goals that fall within his area of responsibility and 10% subject to the achievement of specific projects.

        Our former COO, Vladimir Khanumyan, resigned in October 2008 and, as a result, he was not awarded any portion of his 2008 target bonus.

        In addition to their performance-objective-based bonuses for 2008 and to mitigate the effects of the material devaluation of the ruble during the second half of 2008, continuing inflation in Moscow and the salary freezes put in place for 2009, the Compensation Committee approved awarding certain of our named executive officers additional 2008 bonuses in the following amounts:

  •
  CFO—RUR 1,040,000 ($31,311)

  •
  Chief Strategy and Investment Officer—RUR 1,040,000 ($31,311)

  •
  Chief Content Officer—RUR 520,000 ($14,374)

  •
  Chief Infrastructure Officer—RUR 520,000 ($14,683)

        The Compensation Committee has also granted our CEO authority to grant additional 2009 performance-objective-based bonuses to our management team, including our named executive officers, up to an aggregate of $100,000, at his discretion subject to the prior approval of the Compensation Committee and so long as no one individual is awarded more than $15,000.

  Equity Incentives

        We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives in equity-based awards. Upon hiring an executive and/or upon promoting an employee to an executive role, we typically make an equity award of stock options as part of our overall executive compensation program. When determining the size of these initial awards, we consider an executive's position with us and consider the practices of our competitors as well as those of other large Moscow-based companies. After the initial grant, we evaluate periodically and on an executive-by-executive basis the need to provide further equity- based awards.

        We do not currently have an equity incentive plan in place but our Board of Directors adopted, subject to stockholder approval, the 2009 Stock Incentive Plan on February 25, 2009. Our Board of Directors is recommending that our stockholders vote "FOR" the approval of the Plan. Please see "Proposal Two—Approval of 2009 Stock Incentive Plan".

        Our current CEO joined us in 2008. In connection with retaining his services, we granted him an inducement option to purchase our common stock. Our Compensation Committee, working with an independent compensation consultant, set the equity award at a level it believed was necessary to retain and motivate our new CEO to attain long-term growth objectives for our company. Please see "—Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2008" for a description of this option grant. In addition, assuming that the 2009 Stock Incentive Plan is approved by our stockholders, our Compensation Committee has approved granting to our Chief Content Officer, subject to his continued employment, an option under that plan as of the beginning of each of 2010, 2011 and 2012 to purchase 333,333, 333,333 and 333,334 shares, respectively, of our common stock at exercise prices as determined by the Compensation Committee to be no less than fair market value at the time of grant of those options. With respect to our other named executive officers, we reviewed their currently outstanding equity awards and determined that no additional grants to those individuals were appropriate in 2008.

  Other Compensation

        As is customary for executives in Moscow, we provide several of our executives with the exclusive use of cars and/or drivers. For details relating to the cost to us of providing this perquisite, see "—Executive Compensation—2008 Summary Compensation Table".

        As part of the initial compensation package of Mr. Kudryashov, our new CEO, we agreed to directly pay or reimburse Mr. Kudryashov for up to $1 million of reasonable out-of-pocket expenses related to relocating from London to Moscow, including accommodation expenses in Moscow for him and his immediate family for a period of up to 18 months following his start date (including hotel accommodation until such time as suitable permanent accommodation can be secured), shipment of Mr. Kudryashov's household goods from London to Moscow, fees charged by a local broker for locating a suitable home for him and his family in the Moscow area, and business class airfare between London and Moscow for him and his immediate family for a period of up to 18 months following his start date. We also agreed to make "gross-up" payments to Mr. Kudryashov of the amounts that he is required to pay in taxes in any applicable jurisdiction in relation to the reimbursement of these relocation expenses, to make him whole for taxes subject to the overall $1 million limit for this expense. Given Mr. Kudryashov's personal family situation and the competitive and inflationary state of Moscow real estate market at the time we hired him, our Compensation Committee believed that this relocation expense package was reasonable and necessary to induce Mr. Kudryashov to relocate himself and his family from London to Moscow to take up his role as our new CEO.

  Change in Control/Termination Based Compensation

        Acceleration of vesting of equity awards.    Pursuant to the stock option granted to our CEO, in the event that we are subject to a change of control where none of MTG, Alfa or any of their respective affiliates is the party taking control, vesting automatically accelerates for those option shares subject to time-based vesting and for those options shares subject to performance objective-based vesting where the relevant objective has been achieved as of the date of the change of control. The option granted to our President in connection with our IPO accelerates on the same basis with respect to all the shares underlying the option.

        Termination-based payments.    Each of our executives has an employment contract with us. Those employment contracts require us to provide the executive with a minimum period of notice, generally ranging from one to six months, before we terminate their employment agreements, unless we are terminating them for cause. In addition to compensation during these notice periods, each of our CEO, Chief Strategy and Investment Officer and Chief Infrastructure Officer is entitled to severance payments of six months' base salary if we terminate him without cause, and our President and Chief Content Officer is entitled to a severance payment of three months' base salary if we terminate him without cause. Moreover, if our CEO's employment is terminated because of his death or disability, we are obligated to pay him $1 million.

  Section 162(m)

        The Internal Revenue Service, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and to each other officer (other than the chief executive officer and chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. All of our highly compensated employees are based in Russia and most are employed by our Russian subsidiaries, as well as our U.S. parent company, and receive some portion of their salaries from our Russian subsidiaries. We do not seek a deduction on our United States tax returns for such compensation paid to them by our Russian subsidiaries. In those cases in which some or all of an employee's compensation is allocated to our U.S. parent company and in connection with which we do seek a deduction, we have chosen to structure the compensation without regard to Section 162(m), but we may revisit that approach in the future.

Executive Officers

        The following is a brief summary of the background of each executive officer of CTC Media:

        Anton Kudryashov.    Mr. Kudryashov, age 41, joined CTC Media in August 2008 as our Chief Executive Officer. Mr. Kudryashov started his professional career with the international investment bank Credit Suisse First Boston. Later, he became one of the founding partners of Renaissance Capital, a Moscow-based investment bank. During his career, Mr. Kudryashov has also held senior executive positions in insurance and private equity. In 2002-2003, he served as restructuring CEO of NTV-Plus. In 1998, Mr. Kudryashov founded the Russian publishing company, Afisha Publishing House, and was the chairman of its board until 2006. Mr. Kudryashov is a graduate in Economics from Moscow Finance Institute and did his post-graduate studies at London School of Economics.

        Alexander Rodnyansky.    Please see "Proposal One—Election of Directors—Directors" for a brief summary of Mr. Rodnyansky's background.

        Boris Podolsky.    Mr. Podolsky, age 35, joined CTC Media in December 2007 as our Chief Financial Officer. Previously, Mr. Podolsky, a Certified Public Accountant, had served as director, finance, corporate reporting and compliance of Mobile TeleSystems (MTS) since 2004, briefly serving as acting chief financial officer for MTS in 2006. From March–December 2007, Mr. Podolsky was officially responsible for the tax, accounting and reporting functions at MTS. From 1994 to 2004, he held numerous positions at Ernst & Young, including five years as Manager, Assurance and Compliance, Corporate Finance & Transaction Support—USA, where he provided audit and transaction support services for a number of global media companies. He most recently served as Senior Manager of Assurance and Compliance—Russia where he provided project leadership for several pre-IPO projects. Mr. Podolsky received a Masters in Economics, with Honors, from St. Petersburg University of Economics and Finance.

        Viacheslav Sinadski.    Mr. Sinadski, age 42, joined CTC Media in May 2007 as our Chief Investment Officer, in charge of developing and implementing CTC Media's investment strategy and handling M&A transactions. Prior to joining CTC Media, he was a managing director of Alfa Capital Partners private equity fund and worked as managing director and a member of the board of JSC Narzan, where he was responsible for strategy, business development and M&A activities. He was also a co-founder of the corporate finance division of Deloitte & Touche, where he served as a head of corporate finance department. He later served as director of investment banking with Troika Dialog. During 1991-2000, Mr. Sinadski worked in the United States with AT Kearney, PWC and Cannon Associates—a Bain & Co. spin off. He is a graduate of Moscow Automotive Institution, and holds an MBA degree from J.L. Kellogg Graduate School of Management, Northwestern University.

        Viacheslav Murugov.    Mr. Murugov, age 40, joined us in 2005 and currently serves as our Chief Content Officer and as acting General Director of our CTC Network and our DTV Group. Prior to holding these positions, Mr. Murugov served as an executive producer and department director at our CTC Network. Before to joining us, Mr. Murugov was a producer at REN TV from 2001 and 2005. Mr. Murugov is a co-founder, a member of the board of directors, and creative director of the LEAN-M, a production company from which we acquire programming. Mr. Murugov graduated from the Tver (Kalinin) Suvorov Military School in 1986 and from the Penza Artillery Engineering College in 1991. He is also a graduate of the TV journalism department of Moscow State University.

        Sergey Petrov.    Mr. Petrov, age 37, joined CTC Media in 1998 and was appointed General Director of our Television Station Groups in March 2006 and Chief Infrastructure Officer in November 2008. He also serves as General Director of CTC Moscow. He previously held a number of positions with us, including Director of the CTC Sales Department from 2000 until March 2006 and Director of CTC Distribution from 1999 through 2000.

        Vladimir Khanumyan.    Mr. Khanumyan, age 51, served as our Chief Operating Officer from June 2004 until his resignation on October 1, 2008. Prior to joining us in 1996, Mr. Khanumyan was managing editor of a major daily evening newspaper in Tbilisi, Georgia. Mr. Khanumyan graduated from Tbilisi State University and is a member of the Russian Television Academy.

        Our executive officers are elected by our Board of Directors and serve until their successors are duly elected and qualified. There are no family relationships among any of our executive officers or directors.

Executive Compensation

        The following table sets forth certain information concerning the compensation for each of the last three fiscal years of our Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executives of CTC Media during 2008, all of whom were serving as executive officers as of December 31, 2008. The following table also summarizes the total compensation earned by Alexander Rodnyansky, who served as our Chief Executive Officer from February 2004 until August 4, 2008, and who continues to serve as our President, and Vladimir Khanumyan, who served as our Chief Operating Officer from June 2004 until he resigned from the Company on October 1, 2008.

        Prior to January 1, 2008, our executives' salaries and bonuses were denominated in US dollars. On January 1, 2008, all of executive salaries and bonuses were converted to Russian rubles (RUR) using an exchange rate of RUR 25.00 to $1.00. For those compensation expenses that were incurred in Russian rubles, we have used the following methods for calculating the equivalent US dollar expense: "Salary" and "All Other Compensation" amounts have been translated using the monthly average exchange rates between the Russian ruble and US dollar used in preparing our audited financial statements; "Bonus" amounts have been translated using the exchange rate in effect on the date that the bonus was actually paid. "Option Awards" are expensed in dollars and therefore no translation from rubles is required.

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Anton Kudryashov	2008	244,106	99,067	2,230,607	622,650	3,196,430
Chief Executive Officer(2)	2007	N/A	N/A	N/A	N/A	N/A
	2006	N/A	N/A	N/A	N/A	N/A
Alexander Rodnyansky	2008	555,200	—	7,385,552	191,021	8,131,773
President and Former Chief Executive	2007	550,000	66,000	7,385,552	32,623	8,034,175
Officer(3)	2006	500,000	300,000	4,365,404	40,400	5,205,804
Boris Podolsky	2008	387,065	118,242	1,288,580	64,368	1,858,255
Chief Financial Officer(4)	2007	24,896	—	107,382	—	132,278
	2006	N/A	N/A	N/A	N/A	N/A
Viacheslav Sinadski	2008	329,967	106,745	648,760	20,117	1,105,589
Chief Strategy and Investment Officer(5)	2007	200,000	250,000	432,507	13,333	895,840
	2006	N/A	N/A	N/A	N/A	N/A
Viacheslav Murugov	2008	259,361	38,090	249,002	15,740	562,193
Chief Content Officer(6)	2007	157,481	7,131	188,758	5,392	358,762
	2006	101,851	25,324	N/A	—	127,175
Sergey Petrov	2008	247,494	23,773	147,431	58,115	476,813
Chief Infrastructure Officer(7)	2007	215,000	48,750	147,431	33,933	445,114
	2006	150,000	60,000	86,001	18,006	314,007
Vladimir Khanumyan	2008	293,406	—	2,316,952	253,969	2,864,327
Former Chief Operating Officer(8)	2007	330,000	99,000	1,884,867	43,017	2,356,884
	2006	300,000	150,000	1,163,570	31,154	1,644,724

NOTES

(1)
The amounts in this column reflect stock-based compensation expense recorded in our statements of income for the years ended December 31, 2006, 2007 and 2008 under SFAS 123(R). We estimate the fair value of stock options at the date of grant using a Black-Scholes option pricing model and expense the fair value over the expected life of the option. Please see note "Stock-Based Compensation" in Note 2 to the financial statements included in our annual report on

  Form 10-K, for the year ended December 31, 2008, for a detailed discussion of the assumptions used in valuing options and stock awards.

(2)
Mr. Kudryashov's annual salary in 2008 was set at the Russian ruble equivalent of $660,000 on his start date, August 4, 2008. His pro rata salary payments were $244,106 in 2008. His pro rata bonus for 2008 (given his August 4, 2008 start date) was $99,067. "All Other Compensation" for Mr. Kudryashov consisted of reimbursement for reallocation and accommodation expenses in the amount of $584,414, car-and-driver related expenses in the amount of $24,720, compensation for unused vacation time in the amount of $9,941 and life and disability insurance premiums of $3,575. Mr. Kudryashov's reimbursement for reallocation and accommodation expenses consisted of accommodation expenses reimbursement in the amount of $374,624, taxes reimbursement in the amount of $179,911, airfare reimbursement in the amount of $16,881, and moving expenses reimbursement in the amount of $12,998.

(3)
"All Other Compensation" for Mr. Rodnyansky in 2008 consisted of compensation for unused vacation time in the amount of $155,985, company car-related expenses of $34,575 and life and disability insurance premiums of $461. Mr. Rodnyansky was entitled to receive the unused vacation time compensation by the Russian Labor Code at the date of his resignation as our CEO and as General Director of our CTC and Domashny Networks. Mr. Rodnyansky's 2007 and 2006 bonus compensation consisted entirely of discretionary performance-based bonuses. "All Other Compensation" for Mr. Rodnyansky in 2007 consisted of company car-related expenses of $31,362 and life and disability insurance premiums of $1,261. "All Other Compensation" for Mr. Rodnyansky in 2006 consisted solely of company-car-related expenses.

(4)
Mr. Podolsky's 2008 bonus compensation consisted of a discretionary performance-based bonus of $86,931 and an additional bonus of $31,311 awarded by our Compensation Committee to mitigate the effects of the material devaluation of the ruble as compared to the dollar during the second half of 2008, continuing inflation in Moscow and salary freezes put in place for 2009 (the "Additional Bonus"). "All Other Compensation" for Mr. Podolsky in 2008 consisted of car-and-driver related expenses in the amount of $63,946 and life and disability insurance premiums of $422. Mr. Podolsky's annual salary in 2007 was $385,000; Mr. Podolsky began employment with CTC Media on December 10, 2007, and he received approximately three weeks of salary payments in 2007.

(5)
Mr. Sinadski's bonus compensation in 2008 consisted of a discretionary performance-based bonus of $75,435 and an Additional Bonus of $31,311. "All Other Compensation" for Mr. Sinadski in 2008 consisted solely of car-and-driver-related expenses in the amount of $20,117. Mr. Sinadski's annual salary for 2007 was $300,000, Mr. Sinadski began employment with CTC Media on May 2, 2007, and he received eight months of salary payments in 2007. Mr. Sinadski's bonus compensation in 2007 consisted entirely of a discretionary performance-based bonus. "All Other Compensation" for Mr. Sinadski in 2007 consisted solely of car-and-driver-related expenses.

(6)
Mr. Murugov was promoted in October 2008 from the position of Executive Producer of CTC Network to our Chief Content Officer. As a result of the promotion, Mr. Murugov's annual salary increased from $210,000 to $413,760. Mr. Murugov's 2008 bonus consisted of a discretionary performance-based bonus of $23,716 and an Additional Bonus of $14,374. Mr. Murugov's 2007 and 2006 bonus compensation consisted entirely of discretionary performance-based bonuses. "All Other Compensation" for Mr. Murugov in 2008 consisted of car-and-driver-related expenses in the amount of $15,365 and life and disability insurance premiums of $375. "All Other Compensation" for Mr. Murugov in 2007 consisted solely of company car-related expenses.

(7)
Mr. Petrov's 2008 bonus compensation consisted of a discretionary performance-based bonus of $9,089 and an Additional Bonus of $14,683. His 2007 and 2006 bonus compensation consisted entirely of a discretionary performance-based bonus. "All Other Compensation" for Mr. Petrov in 2008 consisted of car-and-driver-related expenses in the amount of $57,415 and life and disability insurance premiums of $700. "All Other Compensation" for Mr. Petrov in 2007 and 2006 consisted solely of car-and-driver-related expenses.

(8)
Mr. Khanumyan resigned from CTC Media on October 1, 2008 and he received salary payments of $293,406 in 2008. "All Other Compensation" for Mr. Khanumyan in 2008 consisted of separation payments in the amount of $201,268, car and driver-related expenses of $51,777 and life and disability insurance premiums of $924. The separation payments to Mr. Khanumyan were made under a separation agreement between him and the Company, pursuant to which was agreed that the Company would pay Mr. Khanumyan an amount equal to six months of his salary in lieu of his working through his notice period, in the amount of $161.909 and for any vacation days that accrued in accordance with his employment agreement but were not taken as of his resignation date, with such payment based on Mr. Khanumyan's annual salary for 2008 and in the amount of $39,359. Mr. Khanumyan's 2007 and 2006 bonus compensation consisted entirely of a discretionary performance-based bonus. "All Other Compensation" for Mr. Khanumyan in 2007 consisted of car and driver-related expenses of $41,439 and life and disability insurance premiums of $1,578. "All Other Compensation" for Mr. Khanumyan in 2006 consisted solely of car and driver-related expenses.

        The following table sets forth information regarding each grant of an award made to a named executive officer during 2008 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received:

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008

Name	Plan Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Anton Kudryashov(2)	Non-Plan Award	August 4, 2008	1,521,241	$22.07	$22.61	$16,064,305
Alexander Rodnyansky	—	—	—	$—	$—	$—
Boris Podolsky	—	—	—	$—	$—	$—
Viacheslav Sinadski	—	—	—	$—	$—	$—
Viacheslav Murugov	—	—	—	$—	$—	$—
Sergey Petrov	—	—	—	$—	$—	$—
Vladimir Khanumyan	—	—	—	$—	$—	$—

(1)
Shown is the aggregate grant date fair value computed in accordance with SFAS 123(R) for option awards in 2008. Please see note "Stock-Based Compensation" in Note 2 to the financial statements included in our annual report on Form 10-K, for the year ended December 31, 2008, for a detailed discussion of the assumptions used in valuing options and stock awards.

(2)
The stock option award granted to Mr. Kudryashov in 2008 represents the right to purchase shares of CTC Media common stock at a specified exercise price subject to the terms and conditions of an inducement option agreement dated November 7, 2008, between the Company and Mr. Kudryashov (the "Option Agreement"). The option will vest as to 507,081 shares on the first anniversary of Mr. Kudryashov's start date and as to an additional 126,770 shares at the end of each of the immediately following eight quarters. The exercise price for these option shares is $22.07 per share and was set on the basis of the average of the official close price per share of the common stock (as reported on the Nasdaq Global Market) measured over the 20 trading days before Mr. Kudryashov's August 4, 2008 start date.

  The Option Agreement also provided that Mr. Kudryashov would receive a second award, effective January 2, 2009, of an option to purchase up to 760,621 shares of common stock. That option is further divided into three equal tranches where vesting is subject to the Company achieving revenue growth in 2009, 2010 and 2011 that exceeds by five percentage points the growth in the size of the Russian television advertising market in those years. Upon achieving the revenue objective for any relevant year, the option shares for that tranche will vest immediately as to one-third of the shares and in two equal installments over the next two years. If the revenue objective for any one year is not achieved then the applicable option shares for that year shall not vest; provided, however, that if on a cumulative basis over the relevant years the compound annual growth rate of the Company's revenues exceeds by five percentage points the compound annual growth rate of the Russian television advertising market, the option shares applicable to the earlier revenue objective will commence vesting from the year in which such cumulative revenue objective is achieved. It was agreed in the Option Agreement that the exercise price for these option shares would be set at the official close price per share of the common stock of CTC Media on January 2, 2009, as reported on the Nasdaq Global Market. That closing price was $5.49 per share. The aggregate grant date fair value of this award is $2,160,165.

  In addition, the Option Agreement provided that Mr. Kudryashov would receive a third award, also effective January 2, 2009, of an option to purchase up to 760,620 shares of common stock. That option is further divided into three equal tranches where vesting is subject to the Company achieving a reduction in its direct operating expenses and selling, general and administrative expenses (as compared to those expenses in 2008) of 2.5%, 4.5% and 6% in 2009, 2010 and 2011, respectively, and putting into effect certain organizational objectives approved by our Board of Directors for each of such years. Upon achieving those objectives for any year, or, with respect to the cost-lowering objective, on a cumulative basis in a later year, one-third of these option shares shall be deemed to have commenced vesting from January 1, 2009 in 12 equal quarterly installments. It was agreed in the Option Agreement that the exercise price for these option shares would be set at the official close price per share of the common stock of CTC Media on January 2, 2009, as reported on the Nasdaq Global Market. That closing price was $5.49 per share. The aggregate grant date fair value of this award is $2,160,161.

  Under the Option Agreement, in the event that the Company is subject to a change of control where neither MTG or Alfa or any of their respective affiliates is the party taking control of the Company, vesting automatically accelerates for those option shares subject to time-based vesting and for those options shares subject to performance objective-based vesting where the relevant objective has been achieved as of the date of the change of control. The Option Agreement provides that the Company's board of directors may lower the applicable exercise prices without stockholder consent.

        For information regarding CTC Media's equity compensation grant practices, please see the discussion under "Compensation Discussion and Analysis" beginning on page 21.

        The following table sets forth certain information regarding unexercised options and share appreciation rights for each of the named executive officers outstanding as of December 31, 2008:

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options/Share Appreciation Rights (#) Exercisable(1)		Number of Securities Underlying Unexercised Options/Share Appreciation Rights (#) Unexercisable(1)	Options/Share Appreciation Rights Exercise Price ($)		Options/Share Appreciation Rights Expiration Date
Anton Kudryashov(2)	—		1,521,241	$22.07		August 4, 2018
Alexander Rodnyansky	2,264,729		740,975	$16.95	(3)	June 1, 2016
	1,554,400	(4)	—	$1.19	(5)	September 15, 2013
	4,663,200		—	$1.79	(5)	September 15, 2013
Boris Podolsky	100,000		300,000	$26.81	(6)	December 10, 2017
Viacheslav Sinadski	75,000		75,000	$26.74	(7)	May 1, 2017
Viacheslav Murugov	32,812		42,188	$26.91	(8)	May 1, 2017
Sergey Petrov	32,509		24,791	$16.95	(9)	June 1, 2016
Vladimir Khanumyan	566,186		54,784	$16.95	(3)	June 1, 2016
	235,380		—	$3.98	(5)	April 28, 2015

(1)
Except where indicated by footnote, represents the number of securities underlying unexercised options. Each stock option granted to the named executive officers represents the right to purchase a share of our common stock at a specified exercise price subject to the terms and conditions of the option agreement. For additional information on the terms and conditions of all stock options, please see the discussion under "Potential Payments upon Termination or Change in Control" beginning on page 36.

(2)
For information regarding the exercise price per share for these options, please see the disclosure at footnote 2 above under "GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008". In addition, as described at footnote 2 above under "GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008", Mr. Kudryashov received two option awards effective January 2, 2009, one an option to purchase up to 760,621 shares of common stock and the other option to purchase up to 760,620 shares of common stock, each at an exercise price of $5.49, which was the official close price per share of the common stock of CTC Media on January 2, 2009, and each with an expiration date of August 4, 2018.

(3)
The exercise price per share for this option is equal to the average closing sales price of our common stock for the first 20 days that it was quoted on The Nasdaq Global Market. The exercise price of $16.95 is below the closing price of CTC Media's common stock ($17.00) on the grant date. This option has a term of ten years. One half of the number of the shares under this option become exercisable over three years, with 1/36 vesting on June 30, 2006 and the remainder vesting in 12 equal installments every three months following such date; one-half of the number of the shares under this option become exercisable over four years, with 1/48 vesting on June 30, 2006 and the remainder vesting in sixteen equal installments every three months following such date.

(4)
Consists of shares issuable upon exercise of share appreciation rights held by Mr. Rodnyansky should we elect to satisfy such exercise by the issuance of shares of common stock.

(5)
The exercise price was determined at the time of grant by our Board of Directors of CTC Media to be the fair market value of the underlying security on the date thereof (prior to CTC Media's initial public offering).

(6)
The exercise price per share for the option is equal to the closing trading price of our common stock as reported on the Nasdaq Global Market on Mr. Podolsky's first day of employment. The option has a term of four years and will vest as to 100,000 shares on the first anniversary of the grant date and as to the balance in 12 equal quarterly installments thereafter.

(7)
The exercise price per share for the option is equal to the closing trading price of our common stock on The Nasdaq Global Market on Mr. Sinadski's first day of employment. The option has a term of three years and will vest as to 50,000 shares on the first anniversary of the grant date and as to the balance in eight equal quarterly installments thereafter.

(8)
The exercise price per share for the option is equal to the closing trading price of our common stock on The Nasdaq Global Market on the date of grant of the option to Mr. Murugov. The option has a term of three years and will vest as to 25,000 shares on the first anniversary of the grant date and as to the balance in eight equal quarterly installments thereafter.

(9)
The exercise price per share for this option is equal to the average closing sales price of our common stock for the first 20 days that it was quoted on The Nasdaq Global Market. The exercise price of $16.95 is below the closing price of CTC Media's common stock ($17.00) on the grant date. This option has a term of four years. The option was granted on June 1, 2006 for 70,000 shares of common stock. 20.1% of the shares vested on March 31, 2007. An additional 6.3% of the shares vest every three months thereafter through March 31, 2010, and the remaining 4.1% of the shares will vest on May 31, 2010.

        The following table sets forth certain information regarding the exercise of stock options during 2008 for each of the named executive officers:

OPTION EXERCISES DURING FISCAL 2008

Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)
Anton Kudryashov	—	$—
Alexander Rodnyansky	—	$—
Boris Podolsky	—	$—
Viacheslav Sinadski	—	$—
Viacheslav Murugov	—	$—
Sergey Petrov	12,700	$147,887
Vladimir Khanumyan	—	$—

    (1)
    Value represents the difference between the closing price per share of our common stock on each date of exercise and the exercise price per share, multiplied by the number of shares acquired on exercise.

Potential Payments Upon Termination or Change in Control

        Set forth below for each of the named executive officers is a summary of potential payments and benefits each such executive officer would receive upon termination of employment or a change in control of CTC Media under certain circumstances.

        With respect to each named executive officer who was serving in such capacity as of December 31, 2008, we have assumed that the triggering event in question occurred on December 31, 2008, the last calendar day of the year.

        Vladimir Khanumyan served as our Chief Operating Officer until his resignation on October 1, 2008 (the "Separation Date"). Upon his resignation, we agreed (i) to pay Mr. Khanumyan an amount equal to six months of his salary ($161,909) in lieu of his working through his notice period, (ii) to permit Mr. Khanumyan to continue to have exclusive use of the Company car that he is currently being provided use of until March 31, 2009 on the same terms as such car was provided to Mr. Khanumyan prior to the Separation Date; provided, however, that if Mr. Khanumyan wishes to continue to have use of a Company-employed driver during the period from the Separation Date until March 31, 2009, Mr. Khanumyan is required to reimburse the Company for the compensation expenses it incurs to employ such driver and (iii) to pay Mr. Khanumyan for any vacation days that accrued in accordance with his employment agreement but were not taken as of the Separation Date, with such payment based on Mr. Khanumyan's annual salary for 2008. In addition, the Company provided that the options under the option agreements between Mr. Khanumyan and the Company will continue to vest up to and including March 31, 2009 and that Mr. Khanumyan may exercise his vested stock options until December 31, 2010. Mr. Khanumyan also agreed not to compete with us through and up to March 31, 2009 and not to solicit or induce any of our employees to terminate his employment with us for a period of two years after the Separation Date.

Involuntary Termination Not for Cause

        The following is a discussion of the potential payments under current programs to each of our named executive officers in the event that such named executive officers were involuntarily terminated other than for cause.

        If we were to terminate the employment of either of Messrs. Kudryashov or Sinadski without cause we would be required to provide him with six month's notice and to pay him a severance payment of six months of his base salary. If we were to terminate the employment of Mr Rodnyansky without cause we would be required to provide him with three months' notice and to pay him a severance payment of three months of his base salary. Messrs. Kudryashov, Rodnyansky and Sinadski are required to provide us with six months' notice before terminating their employment. If we were to terminate without cause the employment of Mr. Podolsky, we would be required to provide such officer with six months' notice. Likewise, Mr. Podolsky is obligated to provide us six months' notice before terminating his employment agreement. If we terminate Mr. Murugov without cause prior to the expiration of his employment agreement, we are required to provide him one month's notice. If we terminate Mr. Petrov without cause prior to the expiration of his employment agreement, we are required to provide him one month's notice and to pay him a severance payment of six months of his base salary. Mr. Petrov has agreed to provide us one month's notice should he elect to terminate his employment with us.

        In the event that Mr. Murugov or Mr. Petrov ceases to remain employed for any reason other than disability or death, he would have a period of 30 days following the date of such cessation of employment during which to exercise each outstanding option held by him. In the event that Messrs. Kudryashov, Rodnyansky, Podolsky or Sinadski ceased to remain employed for any reason other than disability or death, he would have a period of 90 days following the date of such cessation of employment during which to exercise each outstanding option held by him. Mr. Rodnyansky would have a period of 210 days following the date of such cessation of employment during which to exercise his share appreciation rights.

        In order to receive payments or benefits in connection with the termination of employment, we generally require that departing executives agree to not to compete with us for a period of one year after their termination date and not to solicit or induce any of our employees to terminate his employment with us for a period of two years after their termination date.

        Amounts Payable.    The following table indicates the amounts for which each executive officer would have been eligible had he been involuntarily terminated not for cause as of December 31, 2008. The actual amounts that would be paid out can only be determined at the time of the executive officer's involuntary termination without cause.

 INVOLUNTARY TERMINATION NOT FOR CAUSE

Name	Cash Payment(1)
Anton Kudryashov	$557,222	(2)
Alexander Rodnyansky	$234,000	(3)
Boris Podolsky	$163,800	(4)
Viacheslav Sinadski	$255,272	(2)
Viacheslav Murugov	$29,339	(5)
Sergey Petrov	$121,609	(6)

(1)
Calculated using the exchange rate between the Russian ruble and the US dollar as set by the Central Bank of the Russia Federation on December 31, 2008, which rate was RUR 29.3804 to $1.00.

(2)
Consists of a cash payment of six months' salary in lieu of providing six months' notice, plus a severance payment equal to six months of salary, pursuant to the employment agreements between CTC Media and each of Mr. Kudryashov and Mr. Sinadski.

(3)
Consists of a cash payment of three months' salary in lieu of providing three months' notice, plus a severance payment equal to three months of salary, pursuant to the employment agreement between CTC Media and Mr. Rodnyansky.

(4)
Consists of a cash payment of six months' salary pay in lieu of providing six months' notice, pursuant to the employment agreements between CTC Media and Mr. Podolsky.

(5)
Consists of a cash payment of one month's salary in lieu of providing one month's notice, pursuant to the employment agreements between CTC Media and Mr. Murugov.

(6)
Consists of a cash payment of one month's salary in lieu of providing one month's notice, plus a severance payment equal to six months of salary, pursuant to the employment agreements between CTC Media and Mr. Petrov.

Death, Disability, Resignation or Retirement

        The following is a discussion of the potential payments under current programs to the named executive officers in the event of their termination of employment due to death, disability, resignation or retirement. At the end of this section are tables indicating the estimated amounts for which each named executive officer would have been eligible in the event of his death or termination of employment due to disability, resignation or retirement as of December 31, 2008.

        With regard to outstanding stock options, should the option holder's employment terminate by reason of disability, then the option holder shall have a period of 12 months following the date of such cessation of employment during which to exercise each outstanding option held by such option holder. If the option holder dies while holding an outstanding option, then the personal representative of his estate or the person or persons to whom the option is transferred pursuant to the option holder's will or the laws of inheritance shall have a 12-month period following the date of the option holder's death to exercise such option. With regard to the share appreciation rights held by our CEO, should the CEO die while holding share appreciation rights, then the personal representative of his estate or the person or persons to whom the share appreciation rights are transferred pursuant to the CEO's will or the laws of inheritance shall have a 210-day period following the date of the CEO's death to exercise such share appreciation rights.

        In the event that Mr. Kudryashov elects to leave the Company for "good reason" (as defined in the employment agreement between the Company and Mr. Kudryashov dated November 7, 2008), he must provide the Company with at least 60 days' prior notice and he is entitled to a severance payment equal to six months' salary. If Mr. Kudryashov elects to leave the Company other than for "good reason", he must provide the Company with six months' prior notice. If Mr. Kudryashov's employment terminates because he dies or becomes disabled, the Company is required to provide Mr. Kudryashov with a $1 million termination payment and any accrued but unpaid bonus payments.

        In the event that Messrs. Rodnyansky, Podolsky or Sinadski resigns or retires, he would have a period of 90 days following the date of such cessation of employment during which to exercise each outstanding vested option held by him. Mr. Rodnyansky would have a period of 30 days following the date of such cessation of employment during which to exercise his share appreciation rights. Under the terms of their option agreements with us, Mr. Petrov and Mr. Murugov are entitled to a period of 30 days following resignation or retirement to exercise their outstanding vested options.

        Amounts Payable.    The following table indicates the amount for which each executive officer would have been eligible in the event of his termination of employment due to death, disability, resignation or retirement as of December 31, 2008. The actual amounts that would be paid out can only be determined at the time of the executive officer's termination of employment due to death, disability resignation or retirement.

DEATH OR DISABILITY

Name	Termination Payment
Anton Kudryashov(1)	$1,000,000
Alexander Rodnyansky	$—
Boris Podolsky	$—
Viacheslav Sinadski	$—
Viacheslav Murugov	$—
Sergey Petrov	$—

    (1)
    If Mr. Kudryashov's employment terminates because he dies or becomes disabled, the Company is required to provide Mr. Kudryashov with a $1 million termination payment and any accrued but unpaid bonus payments. Assumes that the holder or personal representative of his estate, if necessary and as the case may be, collects such payment.

RESIGNATION OR RETIREMENT

Name	Termination Payment
Anton Kudryashov(1)	$263,611
Alexander Rodnyansky	$—
Boris Podolsky	$—
Viacheslav Sinadski	$—
Viacheslav Murugov	$—
Sergey Petrov	$—

    (1)
    In the event that Mr. Kudryashov elects to leave the Company for "good reason" (as defined in the employment agreement between the Company and Mr. Kudryashov dated November 7, 2008), he must provide the Company 60 days' prior notice and he is entitled to a severance payment equal to six months' salary. This payment was calculated using the exchange rate between the Russian ruble and the US dollar as set by the Central Bank of the Russia Federation on December 31, 2008, which rate was RUR 29.3804 to $1.00.

Change in Control

        The following is a discussion of the potential payments under current programs to the named executive officers in the event of a change in control. In the event of a merger of CTC Media with another party, the vesting of all of our outstanding options would accelerate if (i) the options were not assumed by the successor corporation, or (ii) the options were not replaced with a cash incentive program of the successor corporation which preserves the spread existing on the option shares. For purposes of this discussion we have assumed that the successor corporation would assume such options or put in place an appropriate cash incentive program.

        With regard to the stock options held by Mr. Kudryashov and as described in the disclosure at footnote 2 above under "GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008", in a change of control scenario where (a) neither MTG, Alfa nor any of their respective affiliates is a party to the merger or the asset sale, or (b) a party other than MTG, Alfa or any of their respective affiliates achieves control of the voting power of CTC Media's outstanding capital stock through direct or indirect beneficial ownership, the vesting of the options would accelerate in full for (i) all options under the first award effective August 4, 2008 and (ii) those options under the second award and/or third award, each of which was effective as of January 2, 2009, for which the applicable objectives had been achieved as of the effective date of the change of control scenario but which have not yet become exercisable because of the vesting schedules applicable to such options under the second award and/or third award.

        The vesting of stock options granted to Mr. Rodnyansky in 2006 would accelerate in full in a change of control scenario where (a) neither MTG, Alfa nor any of their respective affiliates is a party to the merger or the asset sale, or (b) a party other than MTG, Alfa or any of their respective affiliates achieves control of the voting power of CTC Media's outstanding capital stock through direct or indirect beneficial ownership.

        Because the closing price of our common stock as of December 31, 2008 ($4.80), the last business day in the fiscal year, was lower than the exercise price of all of the outstanding options held by our named executive officers, there were no potential payments under current programs to the named executive officers in the event of a change in control as of December 31, 2008.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2008:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Share Appreciation Rights (a)	Weighted-average Exercise Price of Outstanding Options and Share Appreciation Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by holders of CTC Media securities	7,289,663	$4.34	—
Equity compensation plans not approved by holders of CTC Media securities(1)	5,547,915	$19.06	—

Total	12,837,578	$10.71	—

(1)
In addition, as described at footnote 2 above under "GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008", Mr. Kudryashov received two option awards that became effective on January 2, 2009, one an option to purchase up to 760,621 shares of common stock and the other option to purchase up to 760,620 shares of common stock, each at an exercise price of $5.49, which was the official close price per share of the common stock of CTC Media on January 2, 2009. The awards were inducement grants, not subject to shareholder approval, granted in connection with the hiring of Mr. Kudryashov.

Director Compensation

        Our Compensation Committee reviews our director compensation policies for our non-employee directors so as to make recommendations to our Board of Directors in regard to director compensation. At its January 2008 meeting, the Compensation Committee recommended that directors fees for 2008 be raised by $25,000 per annum, from $75,000 to $100,000 per annum. It also recommended that the fee for committee chairmanship be maintained at $25,000 per annum. Our Board of Directors approved these recommendations. As a result, in 2008, each non-employee director received $100,000 for service as a director. Our co-chairmen and directors who served on board committees received an additional $25,000 in 2008. All directors were reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and its committees. No stock options or other stock-based awards were granted to any of our directors in 2008.

        The table below sets forth certain information concerning our 2008 fiscal year compensation of our non-employee directors. Alexander Rodnyansky, our only employee director, receives no compensation for serving on our Board of Directors.

DIRECTOR COMPENSATION FOR 2008 FISCAL YEAR

Name	Fees Earned or Paid in Cash	All Other Compensation ($)	Total ($)
Hans-Holger Albrecht	$125,000	—	$125,000
Peter Aven	$125,000	—	$125,000
Vagan Abgaryan(1)	$33,333	—	$33,333
Tamjid Basunia	$125,000	—	$125,000
Maria Brunell Livfors(2)	$52,419	—	$52,419
Charles J. Burdick	$125,000	—	$125,000
Irina Gofman(3)	$47,581	—	$47,581
Kaj Gradevik	$100,000	—	$100,000
Elena Grechina(4)	$66,667	—	$66,667
Werner Klatten	$125,000	—	$125,000
Oleg Sysuev	$100,000	—	$100,000

(1)
Mr. Abgaryan, resigned from our Board of Directors on March 28, 2008 and received pro-rated fees in 2008 for his service through that date.

(2)
Ms. Livfors resigned from our Board of Directors on July 9, 2008 and received pro-rated fees in 2008 for her service through that date.

(3)
Ms. Gofman joined our Board of Directors on July 9, 2008 and received pro-rated fees in 2008 for her service from that date through the end of 2008.

(4)
Ms. Grechina joined our Board of Directors on March 28, 2008 and received pro-rated fees in 2008 for her service from that date through the end of 2008.

Compensation Committee Interlocks and Insider Participation

        In 2008, the Compensation Committee comprised Messrs. Albrecht, Aven and Burdick. None of the members were, at any time, officers or employees of CTC Media or any subsidiary of CTC Media, and none of them had any relationship with CTC Media requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). No executive officer of CTC Media serves, or has served, as a member of our Board of Directors or Compensation Committee (or other committee serving an equivalent function) of any other entity which has one or more executive officers serving as a member of CTC Media's Board of Directors or Compensation Committee.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Exchange Act of 1934 with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        By the Compensation Committee of the Board of Directors:

                      Charles J. Burdick, Chairman
                      Hans-Holger Albrecht
                      Peter Aven

PROPOSAL TWO

APPROVAL OF 2009 STOCK INCENTIVE PLAN

        On February 25, 2009, our Board of Directors adopted, subject to stockholder approval, the 2009 Stock Incentive Plan (the "Plan"). Up to 7,800,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the Plan in any form, including incentive stock options.

        The Company's previous stock incentive plans have expired and, therefore, the Company does not currently have a stock incentive plan from which to grant awards to existing or new personnel. The Plan is intended to serve as a long-term incentive program for a broad base of mid-level and senior management personnel. Other than in the case where our Board of Directors and our stockholders may approve new equity awards as a replacement for existing options with a higher exercise price, our Board of Directors currently intends that equity awards covering no more than 1% of our then issued and outstanding capital stock be granted in any one year. Given prevailing economic instability and the resulting stock market volatility, our Board of Directors currently anticipates that it will not commence granting awards under the Plan until January 2010.

        Our Board of Directors believes that the future success of CTC Media depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, our Board of Directors believes adoption of the Plan is in the best interests of our Company and our stockholders and recommends a vote "FOR" the approval of the Plan and the reservation of 7,800,000 shares of common stock for issuance thereunder.

 Description of the Plan

        The following is a brief summary of the Plan. The following summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit A to this proxy statement. In addition, a copy of the Plan may be obtained from our Company Secretary.

Types of Awards

        The Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, "Awards").

        Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options granted under the Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant. So long as our common stock is publicly traded, fair market value is defined under the Plan to mean (A) the closing sale price of our common stock on the date of grant or (B) an average of the closing sale prices for a specified number of trading days (as determined by our Board of Directors) either before or after the date of grant. Under present law, however, incentive stock options may not be granted to optionees holding more than 10% of the voting power of CTC Media at an exercise price less than 110% of the fair market value of our common stock on the date of grant. The Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) subject to certain conditions, surrender to CTC Media of shares of common stock, (iii) subject to certain conditions, delivery to CTC Media of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

        Except as our Board of Directors may otherwise determine or provide in an option, and subject to the conditions described in the following sentence, each option will become exercisable ("vest") as to 25% of the original number of shares of common stock on the first anniversary of its date of grant and as to an additional 6.25% of the original number of shares of common stock at the end of each successive three-month period following the first anniversary of the date of grant until the fourth anniversary of the date of grant. Except as the Board may otherwise determine or provide in an option, in addition to satisfying the time-based vesting condition set forth in the immediately preceding sentence, at least 50% of the original number of shares of common stock underlying an option shall only become exercisable upon the achievement of performance-based objectives to be approved by our Board of Directors. No option shall be exercisable after the tenth anniversary of its grant date. Except as our Board of Directors may otherwise determine or provide, if an optionee ceases to be an employee, officer, director or qualifying consultant or advisor to the Company, such optionee shall have a period of 90 days following such cessation of service to exercise his or her option.

        Stock Appreciation Rights.    A stock appreciation right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination of common stock and cash determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently of or in tandem with an option.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of common stock, subject to the Company's right to repurchase all or part of those shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for the Award.

        Restricted Stock Unit Awards.    Restricted Stock Unit Awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by our Board of Directors.

        Other Stock-Based Awards.    Under the Plan, our Board of Directors would have the right to grant other awards based upon our common stock having such terms and conditions as our Board of Directors may determine, including the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

Restrictions on Repricings

        Unless approved by our stockholders:

  •
  no outstanding option or SAR granted under the Plan may be amended to provide for an exercise price that is lower than its then-current exercise price (other than adjustments for changes in capitalization); and

  •
  no outstanding option or SAR grant may be cancelled and substituted with a new award under the Plan covering the same or a different number of shares of common stock and having an exercise price lower than the then-current exercise price of the cancelled option or SAR.

Transferability of Awards

        Except as our Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

        Employees, officers, directors, consultants and advisors of the Company and its subsidiaries would be eligible to be granted Awards under the Plan.

        The maximum number of shares with respect to which Awards may be granted to any participant under the Plan may not exceed 2,600,000 shares. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single Award.

Plan Benefits

        The granting of Awards under the Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

        On March 25, 2009, the last reported sale price of our common stock on the NASDAQ Global Select Market was $4.82.

Administration

        The Plan would be administered by our Board of Directors. Our Board of Directors has the authority to adopt forms of agreements for Awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan. Pursuant to the terms of the Plan, our Board of Directors may delegate authority under the Plan to one or more committees or subcommittees of our Board of Directors. Our Board of Directors may authorize the Compensation Committee to exercise all rights and functions of our Board of Directors under the Plan, including, without limitation, the authority to interpret the terms of the Plan and to grant options and other awards under the Plan. The Compensation Committee may delegate to a stock option committee, comprised of specified members of senior management, the authority to make stock option grants under the Plan to certain employees.

        Subject to any applicable limitations contained in the Plan, our Board of Directors, the Compensation Committee, or any other committee to whom our Board of Directors delegates authority, as the case may be, would be permitted to select the recipients of Awards and determine:

  •
  the number of shares of common stock covered by options and the dates upon which the options become exercisable;

  •
  the exercise price of options (which may not be less than 100% of fair market value of CTC Media's common stock on the date of grant);

  •
  the number of shares of common stock subject to any SAR, restricted stock award or other stock-based awards and the terms and conditions of those awards, including conditions for repurchase, issue price and repurchase price; and

  •
  the performance conditions upon which vesting of options will be based.

        In connection with a reorganization event such as a merger in which our stock will cease to be outstanding or liquidation, our Board of Directors will take any one or more of the following actions as to all or any outstanding Awards on such terms as our Board of Directors determines:

  •
  provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation);

  •
  upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the reorganization event unless exercised within a specified period following the date of the notice;

  •
  provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon the reorganization event;

  •
  in the event of a reorganization event under the terms of which holders of common stock will receive a cash payment for each share surrendered in the reorganization event, which is referred to as the acquisition price, make or provide for a cash payment to a participant equal to (a) the acquisition price times the number of shares of common stock subject to the participant's Awards (to the extent the exercise price does not exceed the acquisition price) minus (b) the aggregate exercise price of all the participant's outstanding Awards, in exchange for the termination of those Awards; and/or

  •
  provide that, in connection with a liquidation or dissolution of CTC Media, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price of those Awards).

Our Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by the Award will again be available for grant under the Plan.

Substitute Options

        In connection with a merger or consolidation of an entity with CTC Media or the acquisition by us of property or stock of an entity, our Board of Directors may grant new options under the Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as our Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on options contained in the Plan. Substitute options will not count against the Plan's overall share limit, except as may be required by the Code.

Provisions for Non-US Participants

        Our Board of Directors may modify Awards granted to participants who are not US nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

        No Award may be made under the Plan after the 10th anniversary of the adoption of the Plan by CTC Media's stockholders. Our Board of Directors may at any time amend, suspend or terminate the Plan or any portion of the Plan. However, to the extent determined by our Board of Directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.

        If stockholders do not approve the adoption of the Plan, it will not go into effect, and we will not grant any Awards under the Plan. In such event, our Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences of the Plan

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Plan with respect to U.S. taxpayers. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation or that the recipients were not subject to 409A. The Plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or one of our 50% or more-owned corporate subsidiaries at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

        A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

        A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

        A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When shares are distributed to the participant with respect to the restricted stock unit, the participant will have income on the payment date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the payment date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

        The tax consequences associated with any other stock-based Award granted under the Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying common stock.

Tax Consequences to CTC Media

        There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

        OUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE THE 2009 STOCK INCENTIVE PLAN AND TO RESERVE 7,800,000 SHARES OF OUR COMMON STOCK FOR ISSUANCE PURSUANT TO THE 2009 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF CTC MEDIA AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On February 24, 2009, the Audit Committee appointed Ernst & Young LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Ernst & Young LLC was our independent registered public accounting firm for the fiscal year ended December 31, 2009.

        Representatives of Ernst & Young LLC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. In the event that the ratification of the appointment of Ernst & Young LLC as our independent registered public accounting firm is not obtained at the Annual Meeting, our Board of Directors will reconsider its appointment.

BOARD RECOMMENDATION

        OUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009 IS IN THE BEST INTERESTS OF CTC MEDIA AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

OTHER MATTERS

        Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act ("Section 16(a)") requires executive officers, directors, and stockholders who beneficially own more than ten percent (10%) of the Company's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the SEC and any national securities exchange on which our securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers and directors, pursuant to Item 405 of Regulation S-K, we believe that our officers, directors and greater than ten percent (10%) stockholders have complied with all Section 16(a) filing requirements applicable to them.

Stockholder Proposals for the 2010 Annual Meeting

        Proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders must be received by us at our principal office in Moscow, Russia not later than December 2, 2009, for inclusion in the proxy statement for that meeting.

        In addition, our By-Laws (which are on file with the SEC) require that CTC Media be given advance notice of matters that stockholders wish to present for action at an Annual Meeting of stockholders (other than matters included in CTC Media's proxy statement in accordance with Rule 14a-8 of the Exchange Act). The required written notice must be delivered to the Company Secretary at our principal offices between December 21, 2009 and January 10, 2010; provided that if the 2010 Annual Meeting of Stockholders occurs before March 31, 2010 or after June 19, 2010, such notice must be received no earlier than the 120th day prior to the 2010 Annual Meeting of Stockholders and no later than the close of business on the later of the 90th day prior to the 2010 Annual Meeting of Stockholders or the tenth day following the day on which notice of the date of the 2010 Annual Meeting of Stockholders was made, whichever first occurs.

Delivery of Security Holder Documents

        Some banks, brokers and other nominee record holders are already "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: CTC Media, Inc., 15A, Pravda Street, Moscow, 125124 Russia, Attn: Investor Relations; email: eostrova@ctcmedia.ru. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, phone number or email address.

By Order of the Board of Directors Boris Podolsky Chief Financial Officer and Company Secretary

March 27, 2009

        THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

 EXHIBIT A

CTC MEDIA, INC.

2009 STOCK INCENTIVE PLAN

        1.    Purpose

        The purpose of this 2009 Stock Incentive Plan (the "Plan") of CTC Media, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

        2.    Eligibility

        All of the Company's employees, officers and directors are eligible to be granted options, stock appreciation rights ("SARs"), restricted stock, restricted stock units ("RSUs") and other stock-based awards (each, an "Award") under the Plan. Consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 (or any successor form)) are also eligible to be granted Awards. Each person who receives an Award under the Plan is deemed a "Participant".

        3.    Administration and Delegation

          (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards, to adopt forms of agreements for Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

          (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

          (c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant restricted stock unless Delaware law then permits such delegation.

        4.    Stock Available for Awards

          (a)    Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan for up to 7,800,000 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"), any or all of which Awards may be in the form of Incentive Stock Options. If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

          (b)    Per-Participant Limit.    Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 2,600,000. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").

          (c)    Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

        5.    Stock Options

          (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

          (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of CTC Media, Inc., any of CTC Media, Inc.'s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

          (c)    Exercise Price.    The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

          (d)    Vesting; Duration and Other Terms and Conditions of Options.    Except as the Board may otherwise determine or provide in an Option, each Option will become exercisable ("vest") as to 25% of the original number of Shares on the first anniversary of its date of grant and as to an additional 6.25% of the original number of Shares at the end of each successive three-month period following the first anniversary of the date of grant until the fourth anniversary of the date of grant. Except as the Board may otherwise determine or provide in an Option, in addition to satisfying the time-based vesting condition set forth in the immediately preceding sentence, at least 50% of the original number of Shares underlying an Option shall only become exercisable upon the achievement of performance-based objectives to be approved by the Board. No Option shall be exercisable after the tenth anniversary of its grant date. Each Option shall be subject to such additional terms and conditions as the Board may specify in the applicable option agreement.

          (e)    Post-Service Exercise of Option.    Except as the Board may otherwise determine or provide, if a Participant ceases to be an employee, officer, director or qualifying consultant or advisor to the Company, such Participant shall have a period of 90 days following such cessation of service to exercise then exercisable portions of his or her Option.

          (f)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

          (g)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

            (1)   in cash or by check, payable to the order of the Company;

            (2)   except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

            (3)   to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value as determined by (or in a manner approved by) the Board, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

            (4)   to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of "net exercise" to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

            (5)   to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

            (6)   by any combination of the above permitted forms of payment.

          (h)    Fair Market Value.    "Fair Market Value" of a share of Common Stock for purposes of the Plan will be determined as follows:

            (1)   if the Common Stock trades on a national securities exchange, at the Board's election, either (A) the closing sale price (for the primary trading session) on the date of grant or (B) an average of the closing sale prices (for the primary trading session) for a specified number of trading days (as determined by the Board) either before or after the date of grant; or

            (2)   if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

            (3)   if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise.

            For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of "closing sale price" or "bid and asked prices" if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

        6.    Stock Appreciation Rights.

          (a)    General.    The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock over the measurement price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

          (b)    Grants.    SARs may be granted in tandem with, or independently of, Options granted under the Plan.

          (c)    Exercise Price.    The Board shall establish the exercise price of each SAR and specify it in the applicable SAR agreement. The exercise price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

          (d)    Duration of SARs.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement but in no event shall any SAR expire later than the tenth anniversary of its grant date.

          (e)    Exercise of SARs.    SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

        7.    Restricted Stock; Restricted Stock Units.

          (a)    General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock ("Restricted Stock"), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests ("Restricted Stock Units") (Restricted Stock and Restricted Stock Units are each referred to herein as a "Restricted Stock Award").

          (b)    Terms and Conditions for All Restricted Stock Awards.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price.

          (c)    Additional Provisions Relating to Restricted Stock.

            (1)   Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

            (2)   Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

          (d)    Additional Provisions Relating to Restricted Stock Units.

            (1)   Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

            (2)   Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

            (3)   Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock ("Dividend Equivalents"). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

        8.    Other Stock-Based Awards

        Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock-Based Awards"), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

        9.    Adjustments for Changes in Common Stock and Certain Other Events.

          (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

          (b)    Reorganization Events.

            (1)    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

            (2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant's unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant's Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

    For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

            (3)    Consequences of a Reorganization Event on Restricted Stock Awards.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

        10.    General Provisions Applicable to Awards

          (a)    Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust, or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

          (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

          (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

          (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

          (e)    Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or by attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

          (f)    Amendment of Award.

            (1)   The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant's consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant's rights under the Plan or (ii) the change is permitted under Section 9 hereof.

            (2)   The Board may, with stockholder approval, amend any outstanding Award granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Award. The Board may also, with stockholder approval, cancel any outstanding award (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award.

          (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

          (h)    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        11.    Miscellaneous

          (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

          (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

          (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

          (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until such amendment shall have been approved by the Company's stockholders. In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

          (e)    Provisions for Non-US Participants.    The Board may modify Awards granted to Participants who are Non-US nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

          (f)    Compliance with Code Section 409A.    No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

          (g)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

<STOCK#> 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 0 2 1 1 7 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01160C 1 U PX + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3. For Against Abstain 2. Approval of the 2009 Stock Incentive Plan and the reservation of 7,800,000 shares of common stock for issuance thereunder. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Hans-Holger Albrecht 1. Election of Directors to serve a three-year term until the 2012 Annual Meeting: For Withhold 02 - Peter Aven 03 - Charles Burdick 04 - Alexander Rodnyansky 3. Ratification of the selection by the Audit Committee of Ernst & Young LLC as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2009. Annual Meeting of Stockholders of CTC Media, Inc. April 20, 2009, Proxy Voting Instructions You can vote by Internet! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet must be received by 11:59 p.m., Eastern Time, on Sunday, April 19, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/CTCM • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE002.

Notice of 2009 Annual Meeting of Stockholders Proxy for the Annual Meeting of Stockholders to be held on April 20, 2009 This Proxy is Solicited on Behalf of the Board of Directors of CTC Media, Inc. The undersigned, revoking all prior proxies, hereby appoint(s) Anton Kudryashov and Boris Podolsky, or either of them, each with the power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of CTC Media, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present, at the Annual Meeting of Stockholders of the Company to be held on Monday, April 20, 2009 at 12:00 p.m., local time (the “Meeting”), or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or at any postponement or adjournment thereof. (Items to be voted appear on reverse side.) . Proxy — CTC Media, Inc. 2009 Annual Meeting Admission Ticket 2009 Annual Meeting of Stockholders of CTC Media, Inc. April 20, 2009, at 12:00 p.m. Local Time The Offices of Wilmer Hale Alder Castle, 10 Noble Street London EC2V 7QJ United Kingdom Upon arrival, please present this admission ticket and photo identification at the registration desk. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.